Exhibit 10.3

EXECUTION VERSION

FACILITY AGREEMENT

[Hawaiian 717-200 [55001]]

Dated as of

June 27, 2011

between

HAWAIIAN AIRLINES, INC.,
Borrower,

and

BOEING CAPITAL LOAN CORPORATION,
Loan Participant

Re:  Financing of One Boeing 717-200 Aircraft bearing manufacturer’s serial number 55001

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Confidential

Schedules:
I.		Notice and Account Information
II.		Commitments
III.		Tax Provisions
3		Amortization Schedule

Exhibit A	-	Reserved
Exhibit B	-	Form of Assignment Agreement
Exhibit C	-	Form of Loan Certificates
Exhibit D	-	Form of Mortgage
Appendix X	-	Definitions and Rules of Usage

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

i

FACILITY AGREEMENT [Hawaiian 717-200 [55001]]

THIS FACILITY AGREEMENT [Hawaiian 717-200 [55001]] (this “Agreement”) dated as of June 27, 2011 between (i) Hawaiian Airlines, Inc., a Delaware corporation (the “Borrower”) and (ii) Boeing Capital Loan Corporation, a Delaware corporation (the “Loan Participant”).

W I T N E S S E T H:

WHEREAS, certain terms are used herein as defined in Section 1 hereof; and

WHEREAS, the Borrower will be acquiring a certain Boeing 717-200 aircraft from Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee (“Seller”) and intends to finance the payment of the purchase price therefor with, among other things, the proceeds of the loan to be made by the Loan Participant hereunder; and

WHEREAS, the Loan Participant is willing to make such loan on the terms and conditions provided here, including the granting to the Loan Participant of a mortgage lien on the Designated Aircraft contemporaneously with the acquisition thereof pursuant to the Mortgage and Security Agreement in substantially the form of Exhibit D hereto (prior to its execution and delivery, in the form of such Exhibit and, thereafter as executed and delivered (and thereafter supplemented), the “Mortgage”).

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1            Certain Definitions.

Except as otherwise defined in this Agreement, including its annexes, schedules and exhibits, terms used herein in capitalized form shall have the meanings attributed thereto in Appendix X to the Mortgage, and the rules of usage specified therein shall be applicable to this Agreement.  In addition, the following terms shall have the following meanings:

“Commitment Termination Date” shall be the date on which the Aircraft Purchase Agreement is terminated.

“Designated Aircraft” means the Boeing 717-200 aircraft set forth on Schedule I hereto, being one of the aircraft acquired by the Borrower under the Aircraft Purchase Agreement.  From and after the Delivery Date of such aircraft, the term “Designated Aircraft” shall mean the “Aircraft” as defined in the Mortgage.

“Obsolete Part Amount” means [**].

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SECTION 2            The Loan; Borrower’s Notice of Delivery Dates; Closing Procedure.

(a)           Commitment; Loan Certificates; Special Funding Elections.  Subject to the terms and conditions of this Agreement, the Loan Participant agrees to make a secured loan (the “Loan”) to the Borrower in respect of the Designated Aircraft on a date to be designated pursuant to Section 2(b)(i) hereof, but in no event later than the Commitment Termination Date.  The aggregate original principal amount of the Loan shall be the amount specified in Schedule II hereto (the “Commitment”).  The Loan Participant shall receive, as evidence of the Loan, a Loan Certificate in the amount of the Loan.

(b)           Funding Procedures.  In connection with the financing of the Designated Aircraft hereunder, the Borrower agrees to give the Loan Participant at least one Business Day’s prior written notice (which notice, to be effective on any Business Day, must be received no later than 11:00 a.m. Las Vegas time) of the anticipated Delivery Date for the Designated Aircraft (the “Funding Date”), which date shall be a Business Day not later than the Commitment Termination Date.  On the Funding Date, the Loan shall be credited (by intra-bank book transfer) to the account of the Seller.

(c)           Subject to the terms and conditions of this Agreement, and immediately prior to the transfer of title to the Designated Aircraft to the Borrower, the Borrower shall authorize the delivery and filing for record at the FAA of the Mortgage and/or the Mortgage Supplement for the Designated Aircraft once title to the Designated Aircraft shall have transferred to the Borrower in accordance with procedures agreed to between the Borrower and the Loan Participant.

(d)           On or prior to the Funding Date, if an Event of Default shall have occurred and be continuing (i) in the case of an Event of Default described in Section 8.06 or 8.07 of the Mortgage, the Commitment shall automatically terminate (without any notice or other act by the Loan Participant) and (ii) in the case of any other Event of Default (and following the expiration of any applicable grace period therefor), the Loan Participant may terminate the Commitment by notifying the Borrower thereof.

(e)           The closing with respect to the financing of the Designated Aircraft shall take place at the offices of Vedder Price P.C., 222 North LaSalle Street, Chicago, IL 60601.

SECTION 3            Loan Economics.

(a)           Principal Amortization.  The Loan shall amortize, and Annex A for the Loan Certificate (and the related Schedule 1 of the Mortgage Supplement for the Designated Aircraft) shall be calculated, based on a mortgage-style (level payments of principal and interest) methodology utilizing the Fixed Rate for the Loan Certificate, with the original principal amount thereof amortizing [**] on a monthly basis in arrears on each Interest Payment Date (the first such amortizing payment to be made on the first Interest Payment Date next following the Funding Date and the final such installment falling due on the 96th Interest Payment Date)

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following the Funding Date.  The Loan Participant and the Borrower agree that the aggregate principal amount of each such installment shall be as set forth on the amortization schedule attached as Schedule 3 hereto.

The Loan Participant shall determine the Annex A for the Loan Certificate on the basis specified in this Section 3(a) and shall confirm such proposed schedules with the Borrower.

(b)           Interest.  (i) The Loan shall bear interest at the Fixed Rate.

(1)           Interest on the Loan shall be payable monthly in arrears on each Interest Payment Date and shall be calculated on the basis of a year of 365 or 366 days, as applicable.

(2)           The Fixed Rate shall be subject to adjustment as provided in clause (ii) below.

(3)           On the date of (i) any prepayment of the Loan Certificate pursuant to the Mortgage or (ii) any acceleration of Loan Certificates pursuant to the Mortgage, the Borrower will request that the Loan Participant advise the Borrower by 11:00 a.m., New York time, on such date of the Prepayment Amount applicable to such event.

(4)           Upon the request of the Borrower, the Loan Participant shall provide a good faith written estimate of the Prepayment Amount in connection with the occurrence, or anticipated occurrence, of any event contemplated by the Operative Documents that might give rise to an obligation to pay the Prepayment Amount.

(5)           Upon determination by the Loan Participant of the Prepayment Amount, the Loan Participant will provide to the Borrower a certificate, certifying such Prepayment Amount, which certified amount shall be determined in accordance with the definition of “Prepayment Amount”.

(ii)           Past Due Interest.  Overdue payments of principal (and to the extent permitted by applicable law, past due payments of interest and other amounts due under the Operative Documents) shall bear interest at the Past Due Rate, payable on demand.

(c)           Right of Repayment and Cancellation.  If:

(i)            any sum payable by the Borrower is required to be increased under paragraph (d) of Schedule III hereto (other than in respect of Excluded Taxes subject to paragraph (d)(iii) of Schedule III); or

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(ii)           Loan Participant claims indemnification from the Borrower under Section 8(c) hereof or the Borrower is required to repay or prepay the Loans of an Impaired Loan Participant in accordance with Section 8(d), then the Borrower may, while the circumstance giving rise to the requirement or indemnification continues, upon not less than five Business Days’ irrevocable prior notice to the Loan Participant either (1) cancel the Commitment and repay the Loan together with accrued interest thereon, Prepayment Amount, if any, and all other amounts due and owing by the Borrower under the Operative Documents or (2) cause the Loan Participant to transfer its Loan, Commitment and other rights and obligations hereunder to a transferee designated by the Borrower and permitted under Section 16(c) for a purchase price equal to the outstanding amount of principal owed to the Loan Participant as of the relevant date of transfer together with any accrued and unpaid accrued interest and Prepayment Amount thereon.

(d)           Manner of Payment.  All amounts payable by the Borrower under this Agreement shall be payable without setoff or counterclaim in immediately available funds to the Person entitled thereto, and to such Person’s account specified on Schedule I or as otherwise directed.

SECTION 4            Conditions.

(a)           Conditions Precedent to the Effectiveness of the Commitment.  It is agreed that the Commitment of the Loan Participant in respect of the Designated Aircraft and the effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(i)            The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Loan Participant and shall be in full force and effect and executed counterparts shall have been delivered to the Loan Participant and its counsel:

(1)           this Agreement; and

(2)           the Mortgage.

(ii)           The Loan Participant shall have received the following, in each case in form and substance satisfactory to it:

(1)           a certified copy of the Certificate of Incorporation and Bylaws of the Borrower and a copy of resolutions (or minutes of a meeting containing such resolutions) of the board of directors of the Borrower or the executive committee thereof, certified by the Secretary or an Assistant Secretary of the Borrower, duly authorizing the execution, delivery and performance by the

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Borrower of this Agreement, the Mortgage and each other document required to be executed and delivered by the Borrower on the Delivery Date in accordance with the provisions hereof and thereof; and

(2)           a certificate of the Borrower as to the person or persons authorized to execute and deliver this Agreement, the other Operative Documents, and any other documents to be executed on behalf of the Borrower in connection with the transactions contemplated hereby and as to the signature of such person or persons.

(iii)          The Borrower shall have paid, or made arrangements with the Loan Participant to pay, all fees, costs and expenses of the Loan Participant that are then due and payable in accordance with Section 12.

(iv)          On the date hereof, no event shall have occurred and be continuing which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default.

By its execution hereof, the Loan Participant certifies that all of the conditions precedent set forth in this Section 4(a) have been satisfied and that the Loan Participant’s Commitment and this Agreement have become effective as of the date hereof.

(b)           Conditions Precedent to the Loan Participant’s Participation in the Designated Aircraft.  It is agreed that the obligations of the Loan Participant to lend its Commitment to the Borrower in respect of the Designated Aircraft is subject to the effectiveness of this Agreement under Section 4(a) and the satisfaction prior to or on the Delivery Date for the Designated Aircraft of the following conditions precedent:

(i)            The Loan Participant shall have received the written notice of borrowing (or shall have waived such notice either in writing or as provided in Section 2).

(ii)           No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the reasonable opinion of the Loan Participant would make it a violation of law or regulations for Loan Participant to make its Commitment for the Designated Aircraft available to acquire its Loan Certificate or to realize the benefits of the security afforded by the Mortgage.

(iii)          The Borrower shall have paid, or made arrangements with the Loan Participant to pay, all other fees, costs and expenses of the Loan Participant that are then due and payable in accordance with Section 12, if any.

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(iv)          The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Loan Participant and shall be in full force and effect and executed counterparts shall have been delivered to the Loan Participant and its counsel, provided that only the Loan Participant shall receive an executed original of its Loan Certificate to be issued to it:

(1)           the Mortgage Supplement covering the Designated Aircraft and dated the Delivery Date for the Designated Aircraft;

(2)           the Loan Certificate, with Annex A for the Loan Certificate (and the related Schedule 1 of the Mortgage Supplement for the Designated Aircraft) duly completed (which Annex A and related Schedule 1 shall be prepared by the Loan Participant) as provided in Section 3(a) hereof; and

(3)           copies of the Warranty Bill of Sale and FAA Bill of Sale for the Designated Aircraft.

(v)           A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the granting clause of the Mortgage that are not covered by the recording system established by the Federal Aviation Act shall have been authorized by the Borrower, and such financing statement or statements shall have been duly filed in all places deemed necessary or advisable in the opinion of counsel for the Loan Participant, and any additional Uniform Commercial Code financing statements deemed advisable by the Loan Participant shall have been authorized by the Borrower and duly filed and all other action shall have been taken as is deemed necessary or advisable, in the opinion of counsel for the Loan Participant, to establish and perfect the Loan Participant’s security interest in the Designated Aircraft.

(vi)          All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, on or prior to the Delivery Date for the Designated Aircraft in connection with the transaction contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transaction contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

(vii)         On the Delivery Date for the Designated Aircraft, after giving effect to the filing with the FAA of the documents to be filed with the FAA and the Uniform Commercial Code financings statements referred to in paragraph (v) above and the registration of the international interests of the Loan Participant in the Airframe and each Engine with the International Registry, the following statements shall be true, and

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the Loan Participant shall have received evidence satisfactory to it (including a printout of the “priority search certificates” (as defined in the Regulations for the International Registry) from the International Registry relating to the Designated Aircraft (and the constituent Airframe and Engines), provided that such “priority search certificates” shall be provided promptly after the delivery of the Aircraft by Seller to the Borrower) to the effect that:

(1)           the Borrower has good title to the Designated Aircraft, free and clear of Liens other than (subject to filing and recording of the FAA Bill of Sale with the FAA if the Borrower does not already own the Designated Aircraft and the Existing Lease, which is being terminated upon the consummation of the transactions contemplated hereunder) the mortgage and security and international interests created by the Mortgage and the Mortgage Supplement for the Designated Aircraft;

(2)           the FAA Bill of Sale, the Mortgage and the Mortgage Supplement for the Designated Aircraft have been duly filed with the FAA for recordation (or are in form suitable for recordation and are in the process of being so filed for recordation) and there exist no Liens of record on the Designated Aircraft prior to the Lien of the Mortgage (other than the Existing Lease, which is being terminated upon the consummation of the transactions contemplated hereunder);

(3)           the international interest of the Mortgage Supplement with respect to the Airframe and Engines associated with the Designated Aircraft shall have been registered with the International Registry, and there exists no registered international interest on the International Registry prior to such international interest; and

(4)           the Loan Participant is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Designated Aircraft in the event of a case under Chapter 11 of the United States Bankruptcy Code in which the Borrower is a debtor.

(viii)        On the Delivery Date of the Designated Aircraft, (A) the representations and warranties of the Borrower contained in Section 7 of this Agreement shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), and (B) no event shall have occurred and be continuing which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default.

(ix)           The Loan Participant shall have received an opinions addressed to the Loan Participant from (A) Akin Gump Strauss Hauer & Feld LLP, special New York

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counsel to the Borrower, which opinion shall include matters relating to Section 1110 of the United States Bankruptcy Code, (B) in-house counsel to the Borrower and (C) an opinion of the Borrower’s regulatory counsel, each dated the Delivery Date of the Designated Aircraft, in form and substance reasonably satisfactory to the addressees thereof.

(x)            The Loan Participant shall have received from Vedder Price P.C., special New York counsel for the Loan Participant, an opinion satisfactory in substance and form to such Loan Participant, dated the Delivery Date of the Designated Aircraft, as to such matters incident to the transactions contemplated hereby as the Loan Participant may reasonably request.

(xi)           The Loan Participant shall have received a certificate signed by a Responsible Officer of the Borrower, dated the Delivery Date of the Designated Aircraft, addressed to such Loan Participant and certifying as to the matters stated in paragraphs (vii), (xiv) and (xv) of this Section 4(b).

(xii)          The Loan Participant shall have received (A) an independent insurance brokers’ report and certificate(s) of insurance, in form and substance reasonably satisfactory to the Loan Participant, dated the Delivery Date of the Designated Aircraft, as to the due compliance with the terms of Schedule 1 to the Mortgage relating to insurance with respect to the Designated Aircraft, and (B) confirmation from such broker that the type, scope and amount of the insurances evidenced by such insurance certificates and maintained by the Borrower in respect of the Designated Aircraft is consistent with market practice for international commercial airlines flying comparable equipment as the Borrower.

(xiii)         On the Delivery Date of the Designated Aircraft, it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Designated Aircraft (or constituent Airframe) or any Engine has occurred.

(xiv)        No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date of the Designated Aircraft to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transaction contemplated hereby.

(xv)         On the Delivery Date of the Designated Aircraft, the Seller shall have received the entire purchase price of the Designated Aircraft due to it, such purchase price to have been funded by (i) the Loan made in respect thereof and (ii) equity provided by the Borrower (which may be partially in the form of balances of security deposits and maintenance reserves held by the Seller in respect of the Designated Aircraft).

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(xvi)        Loan Participant shall have received copies of the Borrower’s (x) air carrier certificate (as defined in 49 U.S.C. Sec. 41101 and issued pursuant to Part 119 of the Federal Aviation Regulations) and (y) operations specifications certificate issued under Part 121 of the Federal Aviation Regulations.

Promptly upon the recording of the Mortgage and the Mortgage Supplement at the FAA covering the Designated Aircraft pursuant to the Federal Aviation Act, the Borrower will cause McAfee & Taft, special FAA counsel in Oklahoma City, Oklahoma, to deliver to the Loan Participant and the Borrower an opinion as to the due and valid registration of the Designated Aircraft in the name of the Borrower, the due recording of the related FAA Bill of Sale, Mortgage and Mortgage Supplement and the lack of filing of any intervening documents with respect to the Designated Aircraft.

SECTION 5            Closing Procedure.

(a)           Prior to the Delivery Date of the Designated Aircraft, the Borrower will obtain an authorization code from the FAA for the international interest of the Loan Participant with respect to the Airframe and each Engine associated with the Designated Aircraft by filing with the FAA an FAA Entry Point Filing Form — AC Form 8050-135 and the Borrower shall have caused a prospective international interest in the Airframe and each Engine associated with the Designated Aircraft listing the Loan Participant as creditor to be registered with the International Registry with respect to the Mortgage and the Mortgage Supplement for the Designated Aircraft.  The parties will pre-position the FAA Bill of Sale, registration application, Mortgage and Mortgage Supplement for the Designated Aircraft with FAA counsel in Oklahoma City, Oklahoma.  On the Delivery Date of the Designated Aircraft and in sufficient time to permit the closing to occur during business hours of the FAA in Oklahoma City, Oklahoma, the Loan Participant will wire transfer its Commitment prior to 9:00 a.m. New York time for the Designated Aircraft to the Seller in accordance with Section 2(b)(ii) of this Agreement.  On the Delivery Date of the Designated Aircraft, by conference telephone call among the Seller, the Borrower (and its counsel), the Loan Participant (and/or their counsel acting on their behalf) and FAA counsel, the Seller will authorize the filing of the FAA Bill of Sale for the Designated Aircraft to be delivered on the Delivery Date and the Borrower will (a) cause the registration application for the for the Designated Aircraft in the name of the Borrower to be filed with the FAA, (b) cause the ownership interest of the Airframe and each Engine associated with the Designated Aircraft to be duly registered with the International Registry as a contract of sale, and (c) authorize the filing of the Mortgage and/or the Mortgage Supplement for the Designated Aircraft upon receipt by the Seller of the purchase price for the Designated Aircraft and receipt by the Borrower (or its order) of the Loan for the Designated Aircraft.  The irrevocable authorization to FAA counsel to date the FAA Bill of Sale for the Designated Aircraft and file the FAA Bill of Sale and the Mortgage and/or Mortgage Supplement for the Designated Aircraft will occur prior to the transfer of the Loan for the Designated Aircraft to or for account of the Borrower, but the filing will not occur until the earlier of the Seller’s receipt of the purchase price for the Designated Aircraft.  The Loan Certificate for the Designated Aircraft will be

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delivered to the Loan Participant and legal opinions delivered to all parties immediately following the transfer of the Loan as provided in Section 2(c).

(b)           The Borrower irrevocably authorizes FAA counsel to file with the FAA the Mortgage and/or Mortgage Supplement for the Designated Aircraft and register the appropriate prospective international interests with the International Registry for the Designated Aircraft following the closing of the financing for the Designated Aircraft.  FAA counsel may rely, without any further investigation, on any statement or certification by the Loan Participant that the closing of the financing for the Designated Aircraft has occurred.

SECTION 6            Extent of Interest of Holders.

Subject to Section 14.01 of the Mortgage, a Holder shall not, as such, have any further interest in, or other right with respect to, the Mortgage Estate when and if the principal amount of and interest on and other amounts due under all Loan Certificates held by such Holder and all other sums due to such Holder hereunder and under the other Operative Documents shall have been paid in full, provided, however, to the extent, for any reason, any such sums paid to a Holder is rescinded or must otherwise be restored by such Holder, the obligations of the Borrower and the security interests created by the Mortgage shall be automatically reinstated with respect to such Holder and the Loan Participant, as applicable.

SECTION 7            Representations and Warranties.

(a)           Borrower’s Representations and Warranties.  The Borrower makes the following representations and warranties set out in this Section 7 to the Loan Participant on the date hereof and on the Delivery Date of the Designated Aircraft (except to the extent such representation or warranty relates to an earlier date, in which case such representation or warranty shall only be made as to the date on which it is expressed to be made):

(i)            the Borrower is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would give rise to a Material Adverse Change; is a U.S. Air Carrier; and has the corporate power and authority to, and holds all licenses, permits and franchises from the appropriate Governmental Body necessary to authorize the Borrower to, engage in air transport and to carry on scheduled commercial passenger service as presently conducted, to own the Designated Aircraft and to enter into and perform its obligations under the Operative Documents, except where the failure to hold such license, permit or franchise would not give rise to a Material Adverse Change;

(ii)           the Borrower has duly authorized, executed and delivered this Agreement and each of the Operative Documents to which it is (or will be) a party, and each of the Operative Documents to which it is (or will be) a party constitutes, or when

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entered into will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

(iii)          neither the execution and delivery by the Borrower of the Operative Documents to which it is or will be a party, nor the consummation by the Borrower of any of the transactions contemplated hereby or thereby, nor the compliance by the Borrower with any of the terms and provisions hereof and thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of the Borrower except such as have been (or will be) duly obtained, (B) violates or will violate its certificate of incorporation or by-laws, (C) contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, any indenture, mortgage, lease, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, material license, or other agreement, instrument or contractual restriction to which it is a party or by which it is bound, provided, however, that the grant by the Borrower to the Loan Participant of a Lien in certain after-acquired property of the type described in clause (4) of the Granting Clause of the Mortgage may require the consent of lenders under third-party loan agreements to which the Borrower is a party, which consent shall be obtained by the Borrower prior to the Borrower having any rights in such after-acquired property, or (D) contravenes or will contravene any law binding on it;

(iv)          no authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Governmental Body is required for the execution and delivery of, or the carrying out by, the Borrower of any of the transactions contemplated hereby or by any other of the Operative Documents to which the Borrower is or will be a party, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Designated Aircraft by the Borrower, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained or will on or prior to the Delivery Date of the Designated Aircraft be duly obtained, and will on the Delivery Date be in full force and effect, (B) any normal periodic and other reporting requirements under the Federal Aviation Act and the regulations promulgated thereunder and the applicable rules, and regulations of the FAA, in each case to the extent required to be given or obtained only after the Delivery Date of the Designated Aircraft and (C) any filings, registrations or applications specifically described in this Agreement or any of the other Operative Documents;

(v)           there are no pending or, to the Borrower’s actual knowledge, threatened actions or proceedings against the Borrower before any court or administrative

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agency that would reasonably be expected to materially adversely affect Borrower’s ability to perform its obligations under the Operative Documents;

(vi)          except for (A) the filing with the FAA of an FAA Entry Point Filing Form — AC Form 8050-135 and the procurement of unique authorization codes for the registration of the ownership interest of the Borrower in the Airframe and each Engine associated with the Designated Aircraft represented by the contract of sale constituting the FAA Bill of Sale and/or the Warranty Bill of Sale and the registration of the Borrower’s ownership interest with respect to each contract of sale in respect of the Airframe and each Engine associated with the Designated Aircraft, (B) the filing with the FAA of an FAA Entry Point Filing Form — AC Form 8050-135 as to the prospective international interest of the Mortgagee with respect to the Airframe and each Engine associated with the Designated Aircraft and the procurement of unique authorization codes for each thereof and the registration of the Loan Participant’s prospective international interest in the Airframe and each Engine associated with the Designated Aircraft with the International Registry, (C) the filing for recording pursuant to the Federal Aviation Act of the FAA Bill of Sale for the Designated Aircraft (and the application for registration of the Designated Aircraft in the name of the Borrower) and the Mortgage with the Mortgage Supplement for the Designated Aircraft, (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the interests created by such documents under the Uniform Commercial Code of Delaware and such other states as may be specified in the opinion furnished pursuant to Section 4(b)(x)(A) hereof and (D) the affixation of the nameplates referred to in Section 3.04 of the Mortgage for the Designated Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary in order to establish and perfect the Lien on the Designated Aircraft on a first priority basis in favor of the Loan Participant pursuant to the Mortgage for the Designated Aircraft or to establish as against third parties the international interest under such Mortgage in any applicable jurisdiction in the United States;

(vii)         there has not occurred any event which constitutes a Default or an Event of Default under the Mortgage for the Designated Aircraft which is presently continuing;

(viii)        (x) The Original Financial Statements were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or as permitted by Form 10-Q in the case of interim unaudited consolidated financial statements);

(y)           The Original Financial Statements fairly represent in all material respects the consolidated financial condition and operations of Holdings

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as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated therein; and

(z)            There has been no Material Adverse Change since December 31, 2010 except as disclosed by the Borrower to the Loan Participant in writing prior to the date hereof;

(ix)           on the Delivery Date of the Designated Aircraft and after the consummation of the transactions contemplated hereby and the termination of the Existing Lease, the Borrower will have good title to the Designated Aircraft delivered on the Delivery Date free and clear of all Liens, except the Lien of the Mortgage for the Designated Aircraft and Inchoate Liens;

(x)            neither the Borrower nor anyone acting on behalf of the Borrower has directly or indirectly offered any interest in the Loan Certificate for the Designated Aircraft for sale to, or solicited any offer to acquire any of the same from, anyone other than the related Loan Participant and not more than 35 other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby;

(xi)           on the Delivery Date for the Designated Aircraft, the Designated Aircraft will have been insured by the Borrower in accordance with the terms of the Mortgage, will have suffered no Event of Loss and will be in the condition and state of repair required under the terms of the Mortgage;

(xii)          the Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940;

(xiii)         none of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Loan Participant in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiv)        no part of the proceeds of the Loan hereunder in respect of the Designated Aircraft will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Board of Governors of the Federal Reserve;

(xv)         (A) the Borrower is a “transacting user entity” (as such term is defined in the Regulations of the International Registry); is “situated”, for the purposes of the Cape Town Convention, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Convention) of the Airframe and related Engines financed on the Delivery Date of the Designated Aircraft; (B) the Airframe and related Engines

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financed on the Delivery Date of the Designated Aircraft are “aircraft objects” (as defined in the Cape Town Convention); (C) the United States is a Contracting State under the Cape Town Convention; (D) the FAA Bill of Sale for the Airframe associated with the Designated Aircraft and/or the Warranty Bill of Sale for the Designated Aircraft constitutes a “contract of sale” (as defined in the Cape Town Convention), and the Mortgage and the Mortgage Supplement for the Designated Aircraft conveys an international interest in the Designated Aircraft; and (E) the payment of principal of and interest on the Loan Certificates in respect of the Designated Aircraft, and the performance by the Borrower of its other obligations under the Operative Documents, are “associated rights” (as defined in the Cape Town Convention); and

(xvi)        In respect of the Designated Aircraft, there are no registrations on the International Registry in relation to the Airframe and each Engine associated with the Designated Aircraft other than those referred to in clause (vi)(A) above.

(b)           Representations and Warranties of the Loan Participant.  The Loan Participant hereby represents and warrants to the Borrower, as of the date hereof, that:

(i)            it is a duly organized, validly existing and (if applicable) in good standing under the applicable laws of its jurisdiction of organization;

(ii)           it has the full requisite power and authority, including trust power (if applicable), to execute, deliver and enter into the Operative Documents to which it is or is contemplated to become a party, to comply with the terms hereof and thereof, and to perform its obligations hereunder and thereunder;

(iii)          it has duly authorized, executed and delivered the Operative Documents to which it is or is contemplated to become a party and, assuming due execution and delivery by each of the parties thereto, each such Operative Document constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(iv)          without making any inquiries (legal, factual or otherwise) it does not have any knowledge of any circumstances that will give rise to a claim pursuant to Section 8(b) or 8(c) hereof; and

(v)           it is a “transacting user entity” (as such term is defined in the Regulations of the International Registry).

(c)           Loan Certificates.  The Loan Participant represents and warrants that it is acquiring its interest in its Loan Certificate either (A) in the ordinary course of its general

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business or (B) for investment and not with a view to any distribution thereof that would require registration under the Securities Act, subject, however, to the disposition of its property being at all times within its control.

SECTION 8            Indemnities; Etc.

(a)           General Indemnity.

(i)            Subject to the exclusions stated in (b) below and the other limitations in this Section 8, the Borrower hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them, on an After-Tax Basis, from any and all Expenses imposed on, incurred by or asserted against any Indemnitee arising out of or directly resulting from (A) the operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, nonuse, modification, alteration, or sale of the Designated Aircraft, Airframe or any Engine, or any engine used in connection with any associated Airframe or any part of any of the foregoing by the Borrower, any lessee or any other Person whatsoever, whether or not such operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, nonuse, modification, alteration, or sale is in compliance with the terms of the Mortgage, including, without limitation, claims for death, personal injury or property damage or other loss or harm to any person whatsoever and claims relating to any laws, rules or regulations pertaining to such operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, non-use, modification, alteration, sale or return including environmental control, noise and pollution laws, rules or regulations; (B) the manufacture, design, purchase, acceptance, rejection, delivery, or condition of the Designated Aircraft, Airframe or any Engine, any engine used in connection with any Airframe, or any part of any of the foregoing including, without limitation, latent and other defects, whether or not discoverable, or trademark or copyright infringement to the extent the Borrower has claims against the Aircraft Manufacturer or Engine Manufacturer for such amounts; (C) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement to be performed, or other obligation of the Borrower under any of the Operative Documents, or the falsity of any representation or warranty of the Borrower in any of the Operative Documents; (D) the offer, sale and delivery by the Borrower or anyone acting on behalf of the Borrower of any Loan Certificate or successor debt obligations issued in connection with the refunding or refinancing thereof (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Federal or state statute, law or regulation, or at common law or otherwise relating to securities) (the indemnity provided in this clause (D) to extend also to any Person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); and (E) the transactions contemplated by the Operative Documents or any Lease under the Mortgage for the

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Designated Aircraft, any Event of Default under the Mortgage for the Designated Aircraft or the enforcement against the Borrower of any of the terms thereof (including, without limitation, Article IX of such Mortgage).

(ii)           Claims Excluded.  The foregoing indemnity shall not extend to any Expense of any Indemnitee to the extent attributable to one or more of the following:

(1)           acts or omissions involving the willful misconduct, bad faith, fraud or gross negligence of such Indemnitee or any Person acting on behalf of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Designated Aircraft);

(2)           the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents applicable to it (except to the extent such failure was caused directly by the failure of the Borrower to perform any of its obligations under the Operative Documents);

(3)           any representation or warranty by such Indemnitee in the Operative Documents or in connection therewith being incorrect;

(4)           with respect to any Indemnitee, a disposition, assignment or other transfer (voluntary or involuntary) by such Indemnitee of all or any part of such Indemnitee’s interest in any Loan Certificate other than during the continuance of an Event of Default;

(5)           other than in the case of amounts necessary to make payments on an After-Tax Basis, any Tax, or increase in tax liability under any Tax law [**];

(6)           to violations of applicable securities laws, including, without limitation, any federal, state or foreign securities laws, attributable to the Loan Participant’s own actions, or the actions of anyone acting on behalf of the Loan Participant, in connection with any offer, sale, assignment or other disposition of its interest in the Aircraft, the Loan or any Loan Certificate by the Loan Participant;

(7)           the authorization or giving or withholding of any future amendments, supplements, waivers, or consents with respect to any of the Operative Documents other than such as have been consented to, approved, authorized or requested by the Borrower;

(8)           any Expense which (a) is specified to be for account of an Indemnitee pursuant to the Operative Documents without express right of reimbursement under any Operative Document or (b) any Indemnitee agrees in

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writing to pay or such Indemnitee expressly agrees in writing shall not be paid or reimbursed by the Borrower;

(9)           any claim to the extent it is an ordinary and usual internal operating or overhead expense of such Indemnitee other than such expenses caused by an Event of Default;

(10)         any acts or events (other than acts or events related to the performance or failure to perform by Borrower of its obligations pursuant to the terms of the Operative Documents) that occur after the Loan Participant is required to release all Mortgage Estate from the Lien of the Mortgage for the Designated Aircraft, except to the extent attributable to acts or events occurring prior thereto; and

(11)         if another provision of a Operative Document specifies the extent of the Borrower’s responsibility or obligation with respect to such Expense, to the extent of such Expense (in which case such other provision shall govern).

(iii)          Claims Procedure.  If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to the Borrower; provided that the failure to provide such notice shall not release the Borrower from any of its obligations to indemnify hereunder except to the extent that the Borrower is prejudiced as a result of the failure to give such notice in a timely fashion, and no payment by the Borrower to an Indemnitee pursuant to this Section 8(a) shall be deemed to constitute a waiver or release of any right or remedy which the Borrower may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give the Borrower such notice.  The Borrower (or its insurer(s)) shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, so long as the Borrower (or its insurer(s)) has acknowledged in writing its responsibility for such Expense hereunder (except that the Borrower (and its insurer(s)) will not be bound by such acknowledgment if the decision of a court or arbitrator provides that the Borrower is not liable hereunder), (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at the Borrower’s sole expense, to participate therein.  The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding

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controlled by the Borrower pursuant to the preceding provisions.  Notwithstanding any of the foregoing, the Borrower shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if any Event of Default shall have occurred and be continuing, if such proceedings will involve a material risk of the sale, forfeiture or loss of the Designated Aircraft unless (I) fully covered by insurance and the applicable insurers have confirmed responsibility therefor in writing, or (II) the Borrower shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitee with respect to such risk or if such proceedings could entail any risk of criminal liability being imposed on such Indemnitee.

The Indemnitee shall supply the Borrower with such information not within the control of the Borrower, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which the Borrower may reasonably request and as is necessary or advisable for the Borrower to control or participate in any proceeding to the extent permitted by this Section 8(a)(iii).  Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Borrower unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 8(a) and repays to the Borrower all Expenses previously paid by the Borrower to such Indemnitee in connection therewith.

The Borrower shall supply the relevant Indemnitee with such information not within the control of such Indemnitee, as is in the Borrower’s control or is reasonably available to the Borrower, which such Indemnitee may reasonably requested and as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 8(a).

In the case of any Expense indemnified by the Borrower hereunder which is covered by a policy of insurance maintained by the Borrower (or any Lessee) pursuant to Article VI of the Mortgage for the Designated Aircraft or otherwise, it shall be a condition of such indemnity with respect to any particular Indemnitee that such Indemnitee shall cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.  Notwithstanding any of the foregoing to the contrary, with respect to any Expense which is covered under policies of insurance maintained by the Borrower (or any Lessee) pursuant to Article VI of the Mortgage for the Designated Aircraft or otherwise, the rights of an Indemnitee to control or participate in any proceedings shall be modified to the extent necessary to comply with the requirements of such policies and the rights of the insurers thereunder.

To the extent of any payment of any Expense pursuant to this Section 8(a), the Borrower (or its insurer(s), if applicable), without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto.  The Indemnitee agrees to give such further assurances or agreements and to cooperate with the Borrower (or its insurer(s), if applicable) to

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permit the Borrower (or its insurer(s), if applicable) to pursue such claims, if any, to the extent reasonably requested by the Borrower (or its insurer(s), if applicable).

In the event that the Borrower (or its insurer(s)) shall have paid an amount to an Indemnitee pursuant to this Section 8(a), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay the Borrower the amount of such reimbursement, including interest received attributable thereto, unless a Special Default or Event of Default has occurred and is continuing, in which case such amount shall be paid over to the Loan Participant to hold as security for the Borrower’s obligations under the Operative Documents or, if requested by the Borrower, applied to satisfy such obligations.

If an Indemnitee is not party to this Agreement, the Borrower may require such Indemnitee to agree in writing to the terms of this Section 8(a) prior to making any payment to such Indemnitee under this Section 8(a).

(b)           Tax Indemnities.  The [**] withholding Tax indemnities are specified in Schedule III hereto, which provisions are incorporated herein by reference.

(c)           Increased Costs.

(i)            If, by reason of any Change in Law occurring after the date hereof:

(x)            the Loan Participant or any Holding Company of the Loan Participant has a reduction on its rate of return on its capital as relates to the class of assets and liabilities that includes its commitments and Loans (taking into account any Hedge Transaction) made under this Agreement below that which Loan Participant or Holding Company would have achieved but for such Change in Law (taking into account the capital adequacy policies developed by such Loan Participant in connection with the adoption and/or implementation of the Basel II and Basel III accords);

(y)           the Loan Participant or any Holding Company of the Loan Participant incurs a cost as a result of Loan Participant entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of the Loan or enter into any Hedge Transaction) under this Agreement; or

(z)            there is any increase in the cost to the Loan Participant or any Holding Company of the Loan Participant of funding or maintaining all or any of the Loan (including any Hedge Transaction) comprised in a class of loans formed by or including the Loan, including any reserve, special deposit or similar requirement assessed against assets of, deposits with or for account of, or credit extended by, the Loan Participant;

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then, subject to the provisions of this Section 8(c), the Borrower shall, from time to time on demand of the Loan Participant, promptly pay to the Loan Participant, amounts sufficient to hold harmless and indemnify the Loan Participant on an After-Tax Basis, from and against, as the case may be, (x) the reasonably allocable portion of any such reduction in the rate of return on capital, (y) any such actual cost, (z) any such increased cost (or such proportion of such increased cost as is reasonably attributable to its participating in the funding or maintaining of the Loan or any Hedge Transaction) (together, “Increased Costs”); provided, that:

(1)           the Borrower shall have no liability under this Section 8(c) in respect of any Taxes (other than amounts necessary to make payments on an After-Tax Basis);

(2)           the Borrower shall have no liability under this Section 8(c) if (i) the Borrower elects to direct the transfer or to repay the Loan and cancels the Commitment pursuant to Section 3(i) hereof (provided that the Borrower shall nevertheless be liable under this Section 8(c) for increased costs relating to the period prior to such prepayment and cancellation), (ii) Loan Participant is not also seeking indemnification against similar increased costs, to the extent it is entitled to do so, in transactions with similarly situated borrowers (it being agreed that an officer’s certificate to the contrary from any Loan Participant shall constitute sufficient evidence of such fact) or (iii) the claim for Increased Costs arises out of a voluntary relocation by the Loan Participant of its Facility Office;

(3)           the Loan Participant shall only be entitled to receive compensation for such Increased Costs from and after the time that is 150 days prior to the date the Increased Cost Notice referred to below is received by the Borrower; and

(4)           the Loan Participant will (at Borrower’s expense) use commercially reasonable efforts to mitigate the amount of the Increased Costs associated with such event, including designating a different Facility Office to hold the Loan if such designation will avoid or reduce such Increased Costs and will not, in the sole opinion of the Loan Participant, result in any economic, legal or regulatory disadvantage to the Loan Participant (other than economic disadvantages for which the Borrower has provided an indemnity acceptable to the Loan Participant).

(ii)           If the Loan Participant intends to make a claim for Increased Costs pursuant to Section 8(c)(i), it shall, within 60 days after becoming aware of the same, provide written notice to the Borrower of the event by reason of which it is entitled to do so (the “Increased Cost Notice”); provided, that:

(x)            the Increased Cost Notice shall describe, in reasonable detail, the events giving rise to such Increased Costs, the basis for determining

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and allocating such Increased Costs and the amount of each request by the Loan Participant for compensation under this Section 8(c), together with a statement that the determinations and allocations made in respect of the Increased Costs comply with the provisions of this Section 8(c); and

(y)           the Loan Participant shall not be required to disclose any confidential information relating to the organization of its affairs, or its capital structure or return on capital.

(iii)          Certificate of Loan Participant.  A certificate of the Loan Participant as to (i) any amount payable to it under this Agreement or (ii) the amount of any indemnity payable to it, or for its account, under this Section 8(c) shall, in either case and in the absence of manifest error, be prima facie evidence of the existence and amount of such obligation of the Borrower so long the underlying determinations and allocations are made on a reasonable basis.

(iv)          No Greater Obligation.  Notwithstanding any other provision of this Agreement, if the Loan Participant changes its Facility Office or the Loan Participant assigns or transfers the whole or any part of the Loan or its rights, benefits or obligations under this Agreement and, other than in the case of an assignment or transfer by the Initial Loan Participant, such change, assignment or transfer, as determined on the date of such change, assignment or transfer, would subject the Borrower to any greater obligation or liability under this Agreement or any other Operative Documents than it would have been under on such date if no such change, assignment or transfer had then taken place, then unless such change, assignment or transfer was made at the request of the Borrower in order to mitigate or avoid the requirement for payment of additional amounts or increased costs or after the occurrence and continuation of an Event of Default, the Borrower shall not be obliged to pay any amounts in excess of the amount that it would have been obliged to pay had no change, assignment or transfer then taken place.

(d)           Illegality.

(i)            Notwithstanding any other provision in this Agreement, if any Change in Law or Illegality Event shall make it unlawful for the Loan Participant to maintain its Commitment or its Loan in respect of the Designated Aircraft, then the Loan Participant shall deliver to Borrower a written certification describing in reasonable detail the events giving rise to such unlawfulness.  Upon receipt by Borrower of such notice, the Borrower and the Loan Participant shall negotiate for a period of 60 days in an effort to mitigate such illegality.  During such mitigation period the Loan Participant shall not be required to advance any Loan to the Borrower hereunder.  If after such mitigation period, such unlawfulness cannot be resolved, then the provisions of clause (ii) below shall apply.

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(ii)                                  If there shall have occurred and be continuing an event with respect to the Loan Participant of the type described in clause (i) above then the Loan Participant may and, if so instructed by the Borrower shall:

(x)                                   notify the Borrower that such unlawfulness has occurred and give notice that (a) if no Loan shall then have been made by the Loan Participant, no Loan shall be made to the Borrower by the Loan Participant or (b) if a Loan shall then have been made by the Loan Participant and remain outstanding, no further Loans shall be made to the Borrower by the Loan Participant; and

(y)                                 require the Borrower to repay the Loan in full together with accrued interest and Prepayment Amount, if any, and all other amounts accrued and owing to the Loan Participant under the Operative Documents, whereupon the Borrower shall on the date specified in such notice (which shall be the earlier of the date on which applicable laws require the immediate repayment of all or a portion of the Loan Participant’s Loan and the Interest Payment Date first occurring not earlier than ten Business Days from the date of such notice), repay in full all such amounts.

SECTION 9                                   Covenants of the Borrower.

(a)                                  Borrower Merger.  The Borrower may not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise, a “Merger”) whereby all or substantially all of its liabilities, property and assets would become the property of any other Person or, in the case of any such Merger, of the continuing corporation or limited liability company resulting therefrom (collectively, the “Successor”) unless: (i) no Event of Default has occurred and is continuing or would result therefrom; (ii) the Successor will be liable for the obligations of the Borrower under the Operative Documents to which it is a party, and the Loan Participant shall have received evidence reasonably satisfactory to it of such liability; (iii) the Successor is a corporation or limited liability company formed under the laws of the United States or one of its States (and, if not a Delaware corporation or limited liability company, all UCC filings shall have been effected in order to ensure that the Loan Participant continues to have a first priority and perfected lien against the Mortgage Estate in respect of the Designated Aircraft) and is a certified air carrier; (iv) all registrations, recordings and filings, and such other actions with respect to the Operative Documents, shall have been effected as shall be necessary or advisable in the reasonable opinion of the Loan Participant to protect its security interest in the Designated Aircraft; and (v) such Person or the Successor has a Tangible Net Worth after giving effect to such Merger no less than the Tangible Net Worth of the Borrower immediately prior to such Merger (and the Loan Participant shall have received evidence reasonably satisfactory to them to such effect).  As used herein,

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“Tangible Net Worth” means, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

(a)                                  the amount of capital stock, plus

(b)                                 the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

(c)                                  the sum of the following: cost of treasury shares and the book value of all assets which should be classified as intangibles, including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, and unamortized debt discount and expense.

(b)                                 U.S. Air Carrier.  The Borrower covenants and agrees that at all times until the Lien of the Mortgage for the Designated Aircraft shall be discharged pursuant to Section 14.01 thereof, it will be an “air carrier” within the meaning of the Federal Aviation Act operating under certificates issued pursuant to Section 41102(a) of such Act and shall otherwise meet the standards of the definition of U.S. Air Carrier.

(c)                                  Further Assurances.  The Borrower covenants and agrees with each party hereto as follows:

(i)                                     The Borrower will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as any Holder shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by the Borrower will not expand any obligations or limit any rights of the Borrower in respect of the transactions contemplated by any Operative Documents.  The Borrower shall cause the Designated Aircraft to remain duly registered, in the name of the Borrower, except as otherwise required or permitted hereunder or under the Mortgage, under the Federal Aviation Act.

(ii)                                  The Borrower, at its expense, will cause (A) the Mortgage, all Mortgage Supplements and all amendments to the Mortgage, in each case, for the Designated Aircraft, to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law, (B) subject only to the consent of the Loan Participant (or the Seller, in the case of the FAA Bill of Sale for the Designated Aircraft), the registration with the International Registry of the contract of sale and the international interests with respect to each FAA Bill of Sale and/or Warranty Bill of Sale, the Mortgage and Mortgage Supplement, in each case, for the Designated Aircraft, and (C) the Lien of the Mortgage for the Designated Aircraft to at all times be and remain a first priority and perfected Lien on the Mortgage Estate thereunder (subject to Permitted Liens ranking junior in priority to such

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Lien).  The Borrower agrees to furnish the Loan Participant with copies of the foregoing documents with recording and registration data as promptly as practicable following the issuance of same by the FAA and the International Registry.

The Borrower shall pay all reasonable costs and expenses (including reasonable costs and disbursements of outside counsel, provided that the Borrower shall no obligation to reimburse the reasonable costs and disbursements of more than one counsel to the Holders) incurred by the Holders after the date hereof in connection with (x) any supplements or amendments of the Operative Documents (including, without limitation, any related recording and registration costs) requested by Borrower or otherwise reasonably required to effectuate the intent of the Operative Documents, (y) any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated), or (z) the enforcement of this Section 9(c).

(d)                                 Financial Information.  The Borrower shall supply or procure the supply to the Loan Participant, to the extent such materials are not made available on the Borrower’s or Holdings’ website or the EDGAR system:

(i)                                     as soon as practicable and in any event within 120 days after the end of each fiscal year of Holdings, consolidated statements of income and cash flows and a consolidated statement of stockholders’ equity of Holdings and its Subsidiaries (including the Borrower) for such year, and a consolidated balance sheet of Holdings and its Subsidiaries (including the Borrower) as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and reported on by independent public accountants of recognized national standing selected by Holdings (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries (including the Borrower) on a consolidated basis in accordance with GAAP consistently applied (except for inconsistencies required by changes to GAAP and changes approved by such accountants in accordance with GAAP), subject to the absence of footnotes;

(ii)                                  as soon as practicable and in any event within 90 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of Holdings and the Borrower beginning after March 31, 2011, consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries (including the Borrower) for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Holdings and its Subsidiaries (including the Borrower) as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and presenting fairly in all material respects the financial condition

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and results of operations of Holdings and its Subsidiaries (including the Borrower), certified by the Borrower’s chief executive officer or chief financial officer as having been prepared on a consolidated basis in accordance with GAAP consistently applied (except for inconsistencies required by changes to GAAP and changes approved by the accountants referred to in clause (i) above in accordance with GAAP), subject to normal year-end audit adjustments and the absence of footnotes; and

(iii)                               promptly, any documents or information that Holdings files with the Securities and Exchange Commission and that is disclosable to Holdings’ shareholders; and

(iv)                              promptly following any reasonable request therefor by the Loan Participant, such further non-confidential information that is of the kind that would generally be made available by the Borrower upon request by a secured lender regarding the Mortgage Estate in respect of the Designated Aircraft, financial condition, business and operations of the Borrower.

SECTION 10                             Notices.

All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by facsimile, or by prepaid courier service, and shall be effective upon receipt.

Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) as follows:  (a) if to the Borrower, to the address set forth in Section 14.06 of the Mortgage in respect of the Designated Aircraft, (b) if to the Loan Participant, to the address set forth on Schedule I hereto, or (c) if to any subsequent Holder, addressed to such Holder at its address set forth in the Certificate Register maintained pursuant to the Mortgage in respect of the Designated Aircraft.

A notice sent by facsimile will be deemed received on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent.  A notice sent by registered or certified mail will be deemed received upon actual receipt.

SECTION 11                             Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                  This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance.

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(b)                                 Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Operative Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Operative Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Operative Document against another party or its properties in the courts of any jurisdiction.

(c)                                  Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.  Nothing in this Agreement or any other Operative Document will affect the right of any party to this Agreement or any other Operative Document to serve process in any other manner permitted by law.

(e)                                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12                             Invoices and Payment of Expenses.

The Loan Participant shall promptly submit to the Borrower for its prompt approval copies of invoices of the Transaction Expenses (as defined below) as they are received.  The

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Borrower agrees to pay Transaction Expenses promptly upon receipt of invoices of such Transaction Expenses.  For the purposes hereof, “Transaction Expenses” means (i) with respect to the preparation, negotiation, execution and delivery of this Agreement (and the term sheet relating hereto) and the closing or anticipated closing of the Designated Aircraft on the Delivery Date, the reasonable fees, and out-of-pocket expenses and disbursements of McAfee & Taft, special counsel in Oklahoma City, Oklahoma and Vedder Price P.C., special counsel to the Loan Participant, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, or registration of any international interest with the International Registry, and (iii) the Loan Participant’s reasonable and documented out-of-pocket costs and expenses relating to the negotiation and closing of this transaction, provided that if the Loan Participant shall not disburse its Loan despite all conditions precedent having been satisfied or waived, the Loan Participant shall pay its own fees and expenses (including, without limitation, the fees and expenses of Vedder Price P.C.).

SECTION 13                             Section 1110 Compliance.  Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Agreement, and the other Operative Documents are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of 11 U.S.C. Section 1110, as amended from time to time, and any successor provision thereto.

SECTION 14                             Confidentiality.  Each party hereto shall, and shall use all reasonable efforts to ensure that its respective officers, directors, employees and agents, maintain as confidential and shall not, without the prior written consent of the Borrower and the Loan Participant, disclose to any third party the terms of any Operative Document, or any of the information, reports, invoices or documents (except to the extent that it is available on the Borrower’s website) supplied by or on behalf of any of the Parties, save that such party shall be entitled to disclose any such terms, information, reports, invoices or documents:

(a)                                  in connection with any proceedings arising out of or in connection with any of the Operative Documents to the extent that such party is advised by legal counsel that it is necessary to protect its interests or is legally required to do so; or if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

(b)                                 pursuant to any law or regulation having the force of law (including rules and regulations of the SEC); or

(c)                                  to any fiscal, monetary, Tax, governmental or other competent authority or supervisory boards and bodies; or

(d)                                 to any transferee or potential transferee of a Loan Certificate or interest therein (which agrees to be bound by confidentiality provisions similar to those set forth herein); or

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(e)                                  to its auditors, bankers, legal or other professional advisers (or those of any person covered by the preceding paragraph (d)) (which are under an ethical obligation to or agree to hold such information confidential); or

(f)                                    in any manner contemplated by any of the Operative Documents; or

(g)                                 for due diligence purposes in connection with significant transactions or dealings involving any party, and which are outside the ordinary course of that party’s business, including investments, acquisitions or financings, to other potential parties to such dealings or transactions or their professional advisors, provided that such other parties (i) shall not be permitted to retain any copies of any of the Operative Documents or to disclose same to any third party; and (ii) shall enter into a confidentiality agreement on terms substantially similar to those contained in this Section 14, except that such confidentiality agreement shall not provide for any disclosure of the terms of the Operative Documents or any non-public information, including pursuant to this due diligence exemption; or

(h)                                 if the information contained therein shall have emanated in conditions free from confidentiality restrictions from some person other than such party and such party would, but for the preceding provisions of this Section 14, have been free to disclose or use the same.

SECTION 15                             Nondisturbance.

The Loan Participant agrees that neither it nor anyone acting on its behalf will interfere in the Borrower’s or any permitted Lessee’s quiet enjoyment of the Designated Aircraft so long as no Event of Default under the Mortgage shall have occurred and be continuing.

SECTION 16                             Miscellaneous.

(a)                                  The representations, warranties, indemnities and agreements of the Borrower and the Loan Participant provided for in this Agreement and each party’s obligations under any and all thereof, shall survive the expiration or other termination of this Agreement or any other Operative Document to the extent expressly provided herein or therein.

(b)                                 This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the Borrower and the Majority in Interest of Holders (or all Holders, as the case may be).

(c)                                  (i)                                     This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns including each successive holder of any Loan Certificate(s) issued and delivered pursuant to this Agreement or the Mortgage for the Designated Aircraft whether or not

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an express assignment to any such holder of rights under the Agreement has been made (but only to the extent such express assignment would otherwise be permitted by the terms hereof).

(ii)                                  The Borrower may not assign any of its rights or obligations under this Agreement or the other Operative Documents except to the extent expressly provided hereby or thereby.

(iii)                               The Loan Participant may assign its Loan Certificate, in whole or in part, to any Person as provided in Section 2.06 of the Mortgage, which assignment shall be effected pursuant to an agreement substantially in the form of Exhibit B hereto.  Notwithstanding anything to the contrary contained herein, without the consent of the Borrower, the Loan Participant may not assign its Loan Certificate, in whole or in part, (i) in any manner which would result in a violation of the Securities Act or any other applicable law, (ii) so long as no Event of Default shall have occurred and be continuing, to any Person other than (A) a financial institution, (B) an insurance company, (C) a trust company, (D) a single purpose company, which is guaranteed by a Loan Participant or (E) any European central bank or Federal Reserve Bank and (iii) if the effect of such assignment were to in any way diminish as at the date of such assignment Borrower’s rights or increase the Borrower’s liability or obligations or amounts owing in respect thereof (including, without limitation, with respect to withholding Taxes, increased costs, interest rate adjustments above that which would result or would have been incurred as at the date of such assignment had such assignment or participation not occurred.  For the avoidance of doubt, in the event that the Loan Participant assigns or transfers its Loan Certificate in accordance with the foregoing (other than upon request by the Borrower or after the occurrence and continuation of an Event of Default) and, as a result of circumstances existing at the date the assignment or transfer occurs the Borrower’s rights or obligations are so diminished or increased, as applicable, then the Borrower shall have no liability or obligations or owe any amounts in respect thereof (including, without limitation, with respect to withholding taxes, increased costs, interest rate adjustments above that which would result or would have been incurred had such assignment or participation not occurred as at such date.  The Borrower shall not be liable for any costs, fees or expenses in connection with any assignment or transfer of Loan Certificates.

(d)                                 The Loan Participant shall have no obligation or duty to the Borrower, or to other Persons with respect to the transactions contemplated hereby except those obligations or duties of the Loan Participant expressly set forth in this Agreement and the other Operative Documents and the Loan Participant shall not be liable for performance by any other party hereto of such other party’s obligations or duties hereunder.

(e)                                  Any reference herein to an approval, consent or waiver to be given by the Loan Participant shall be deemed hereunder to be an approval, consent or waiver, as the case may be, if a Majority in Interest of Holders approve, consent or waive, as the case may be.

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(f)                                    Anything herein to the contrary notwithstanding, the Loan Participant may pledge its Loan and related Loan Certificate to a Federal Reserve Bank, any European central bank or any other bank or other financial institution or authority in connection with a programmatic financing by the Loan Participant of certain of its assets.

(g)                                 The Operative Documents constitute the entire understanding of the parties relating to the subject matter thereof and supersedes all previous agreements, whether written or oral, concerning such subject matter.

(h)                                 If, at any time, any provision of the Operative Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

(i)                                     In no event shall any Party be liable on any theory of liability for any special, indirect, incidental, consequential or punitive damages, and each Party hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(j)                                     The Borrower has not relied on and will not rely on the Loan Participant for any explicit or implicit advice in relation to the fixing of the interest rate or any of the other transactions contemplated by the Facility Agreement, including the structuring thereof or any accounting, tax, legal or regulatory or other consequences of such transactions.

SECTION 17                             Patriot Act; Money Laundering.

(a)                                  The Loan Participant hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Loan Participant (as the case may be) to identify the Borrower in accordance with the Act.

(b)                                 For the purpose of the German Money Laundering Act (Geldwäschegesetz), the Borrower hereby confirms that it is acting for its own account.

SECTION 18                             Registrations with the International Registry.

Each of the parties hereto consents to the registration with the International Registry of the prospective international interests with respect to the Mortgage and each Mortgage Supplement, and each party hereto covenants and agrees that it will take all such action reasonably requested by the Borrower or the Loan Participant in order to make any registrations with the International Registry, including becoming a registry user entity with the International Registry and providing consents to any registration as may be contemplated by the Operative Documents.

*      *      *

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IN WITNESS WHEREOF, the parties hereto have caused this Facility Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

HAWAIIAN AIRLINES, INC., as Borrower

By:
Its:

By:
Its:

BOEING CAPITAL LOAN CORPORATION, as Loan Participant

By:
Its:

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Schedule I

Loan Participant

Boeing Capital Loan Corporation

Notice & Account Information

Loan Participant

Boeing Capital Loan Corporation

Address:
2215B Renaissance Dr.
Suite 18
Las Vegas, NV  89119
Attn:  Kristine Eppes
Telephone No.:  702-940-2580
Fax:  702-966-4247

Payment Details:

Bank:  JP Morgan Chase

ABA:  [**]

Account:  Boeing Capital Loan Corporation

SWIFT:  [**]

Account No.:  [**]

Reference:  Hawaiian Airlines MSN 55001

Borrower

Hawaiian Airlines, Inc.
3375 Koapaka Street
Suite G350
Honolulu, Hawaii 96819
USA
Telephone No.: 808-835-3700
Fax:  808-835-3699
E-mail: Peter.Ingram@hawaiianair.com / Hoyt.Zia@hawaiianair.com

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SCHEDULE I

1

Attention:  Executive Vice President and Chief Financial Officer;
Executive Vice President and General Counsel

Seller

Address:

Wells Fargo Bank Northwest, National Association

299 South Main Street, 12th Floor

MAC: U1228-120

Salt Lake City, UT 84111

Attn:  Corporate Trust Services

Fax:  801-246-5053

Payment Details:

Bank:  Wells Fargo Bank Northwest, National Association

ABA: [**]

Account No.: [**]

SWIFT: [**]

Ref:  MSN 55001

Attn:  Corporate Trust Lease Group

Aircraft

One Boeing model 717-200 aircraft bearing manufacturer’s serial number 55001 and United States Registration No. N488HA, together with the two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13217 and 13165

Loan Amount

[**]

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SCHEDULE I

2

Schedule II

Commitments

Aircraft	Loan Amount

Designated Aircraft	[**]

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SCHEDULE II

1

Schedule III

Tax Provisions

(a)                                 Taxes Indemnified.  Subject to the exclusions stated in paragraph (b) below, the Borrower agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Tax Indemnitee against Taxes imposed on or with respect to any Tax Indemnitee, the Borrower, any other Person, the Designated Aircraft, the Airframe, any Engine or any Part, the Mortgage Estate, the Designated Aircraft, the Loan or the Operative Documents in connection therewith, upon or with respect to or relating to:

[**]

(b)                                 Taxes Excluded.  The provisions of paragraph (a) of this Schedule III shall not apply to, and the Borrower shall have no indemnity liability to a Tax Indemnitee pursuant to paragraph (a) of this Schedule III with respect to:

[**]

(c)                                  Certain Agreements.

[**]

(d)                                 Withholding on Payments.

(i)                                     All amounts payable by or on behalf of the Borrower pursuant to the Operative Documents and all amounts payable to any Loan Participant under a Hedge Transaction shall be free of withholding on account of any Taxes, unless such withholding is required by applicable law.  If any Tax is required to be withheld from any such amount payable by the Borrower to or for the benefit of a Tax Indemnitee under any Operative Document, or payable by a Hedge Transaction Counterparty to or for the benefit of a Loan Participant under a Hedge Transaction, the Borrower (A) shall, subject to the exceptions set forth below in paragraphs (d)(ii), (v), and (ix),  pay an additional amount such that the net amount actually or constructively received by such Tax Indemnitee will, after such withholding (including withholding from any additional amount payable pursuant to this sentence), equal the full amount of the payment then due, (B) shall pay, or cause to be paid, to the relevant Tax authority the full amount required to be withheld (including the full amount required to be withheld from any additional amount paid pursuant to this sentence) in accordance with applicable law, and (C) shall furnish to the affected Tax Indemnitee as soon as practicable an official receipt (or a certified copy thereof) if reasonably obtainable or such other documentation as is reasonably obtainable and reasonably acceptable to such Tax Indemnitee evidencing payment of the withheld Tax.

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SCHEDULE III

1

(ii)                                  Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be required to pay any additional amounts to a Tax Indemnitee under paragraph (d)(i) of this Schedule III in respect of Excluded Taxes.

(iii)                               Each Non-U.S. Loan Participant shall deliver to the Borrower and the Initial Loan Participant on the date of the Facility Agreement (or, if such Non-U.S. Loan Participant becomes a Loan Participant after the date of the Facility Agreement, on the date on which such Non-U.S. Loan Participant becomes a Loan Participant) a properly completed and duly signed Internal Revenue Service Form W-8BEN, W-8ECI or W-8EXP (or applicable successor form) evidencing such Loan Participant’s entitlement to a complete exemption from or to a reduced rate of United States withholding Taxes on interest and all other amounts payable to such Loan Participant pursuant to the Operative Documents.  Each Loan Participant that is a “United States person” (as defined in Section 7701(a)(30) of the Code), but is not a Person described in Section 6049(b)(4) of the Code, shall deliver to the Borrower and the Initial Loan Participant on the date of this Agreement (or, if such Loan Participant becomes a Loan Participant after the date of this Agreement, on the date on which such Loan Participant becomes a Loan Participant), and the Initial Loan Participant shall deliver to the Borrower on the date of this Agreement, a properly completed and duly signed Internal Revenue Service Form W-9 (or applicable successor form), evidencing such Loan Participant’s entitlement to a complete exemption from United States withholding Taxes on interest and all other amounts payable to such Loan Participant pursuant to the Operative Documents.  If a Non-U.S. Loan Participant shall be effecting a Hedge Transaction with a U.S. Hedge Transaction Counterparty, such Non-U.S. Loan Participant shall deliver to such Hedge Transaction Counterparty on the date of the relevant Hedge Transaction a properly completed and duly signed Internal Revenue Service Form W-8BEN, W-8ECI or W-8EXP (or applicable successor form) evidencing such Non-U.S. Loan Participant’s entitlement to a complete exemption from or to a reduced rate of United States withholding Taxes on interest and all other amounts payable to such Loan Participant pursuant to the Hedge Transaction.  If a Loan Participant that is a “United States person” (as defined in Section 7701(a)(30) of the Code), but is not a Person described in Section 6049(b)(4) of the Code, shall be effecting a Hedge Transaction with a U.S. Hedge Transaction Counterparty, such Loan Participant shall deliver to such Hedge Transaction Counterparty on the date of the relevant Hedge Transaction a properly completed and duly signed Internal Revenue Service Form W-9 (or applicable successor form), evidencing such Loan Participant’s entitlement to a complete exemption from United States withholding Taxes on interest and all other amounts payable to such Loan Participant pursuant to the Hedge Transaction.  In addition, and without limiting the foregoing, the Loan Participant shall act as the withholding agent for any Taxes required to be withheld pursuant to this Agreement and shall be responsible for satisfying all governmental filings and information requirements in connection therewith, including, without limitation, preparing and filing Internal Revenue Service Forms 1042 and 1042-S (or any similar or successor forms).

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SCHEDULE III

2

(iv)                              If any Internal Revenue Service form delivered by any Loan Participant pursuant to this paragraph (d) expires or becomes inaccurate or obsolete, such Loan Participant shall deliver to the Borrower and the Initial Loan Participant (or, in the case of the Initial Loan Participant, the Initial Loan Participant shall deliver to the Borrower) a replacement Internal Revenue Service form (or applicable successor form).

(v)                                 For the avoidance of doubt, the Borrower shall not be required to pay any additional amounts to a Tax Indemnitee under paragraph (d)(i) of this Schedule III if such Tax Indemnitee shall have failed to satisfy the requirements of paragraph (d)(iii) or (d)(iv) of this Schedule III, as the case may be; provided that if a Non-U.S. Loan Participant shall have satisfied the requirements of paragraph (d)(iii) of this Schedule III on the date such Non-U.S. Loan Participant becomes party to this Agreement, nothing in this paragraph (d)(v) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to paragraph (d)(i) in the event that, as a result of a Change in Law, such Non-U.S. Loan Participant is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Loan Participant is not subject to withholding.

(vi)                              Each Loan Participant agrees (and each other Loan Participant, by its execution hereof and by acceptance of the assignment of the Loan, shall be deemed to agree) to indemnify and hold harmless on an After-Tax Basis each of the Loan Participants and the Borrower, within 30 days after receipt of written demand therefor, for all liabilities, losses, costs and expenses paid or incurred by the Loan Participants or the Borrower (as the case may be) as a result of its failure to comply with the provisions of this paragraph (d) or the inaccuracy of any Internal Revenue Service form delivered by it pursuant to this paragraph (d).

(vii)                           If the Borrower fails to withhold from any payment to a Loan Participant pursuant to this Agreement or any Operative Document any Tax which such Person is required by applicable law to withhold from such payment, but for which it is not responsible under this paragraph (d), such Loan Participant shall repay to such Person, within ten Business Days after receipt of such Person’s written demand therefor, the amount which such Person was required to withhold.

(viii)                        If any party hereto determines that any withholding Tax is required by applicable law to be withheld from any amount payable to any Loan Participant pursuant to any Operative Document for which the Borrower is responsible under paragraph (d)(i) of this Schedule III, the party making such determination shall give written notice thereof to the other parties hereto and to the affected Tax Indemnitees, and if requested by the Borrower in writing, each other party hereto and the affected Tax Indemnitees, at the cost and expense of the Borrower, shall use commercially reasonable efforts to take appropriate action to eliminate or minimize the Borrower’s indemnity liability or gross-up obligation under this Schedule III for such withholding Taxes, provided that no such Person shall be obligated to accept any amendment of any

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SCHEDULE III

3

Operative Document or to take any other action if such amendment or other action might in such Person’s sole discretion be adverse to it.  In addition, without limiting the foregoing, if a Loan Participant determines that any withholding Tax is required by applicable law to be withheld from any amount payable pursuant to a Hedge Transaction for which the Borrower is responsible under paragraph (d)(i) of this Schedule III, such Loan Participant shall give written notice thereof to the Borrower, the counterparty to the Hedge Transaction and any other Loan Participant (if any), and (if permitted by applicable law) the Borrower shall have the right to replace the party to the Hedge Transaction that is not eligible for an exemption from withholding Tax (if doing so would eliminate or reduce such withholding Tax) with a bank or financial institution that is acceptable to the remaining counterparty to the Hedge Transaction (on terms and conditions reasonably acceptable to the remaining party and without recourse to the party that is replaced); provided, further, that if the Borrower determines to so replace such a party to a Hedge Transaction, the Borrower shall provide written notice to the counterparty to the Hedge Transaction and all of the Loan Participants and shall be responsible for the costs and expenses in connection with the same.

(ix)                              Notwithstanding anything to the contrary in this Agreement, the Borrower shall have no obligation to make a payment to any Tax Indemnitee under paragraph (d)(i) above with respect to any Taxes imposed on amounts payable to such Tax Indemnitee at the time such Tax Indemnitee becomes a party to this Agreement, except to the extent that the Borrower was required to make a payment under paragraph (d)(i) above in respect of such Taxes to or for the benefit of such Tax Indemnitee’s transferor or assignor (if any) at the time of assignment.

(e)                                  Survival.  The indemnities and other obligations of the Borrower, and the obligations of each Tax Indemnitee, under this Schedule III shall survive the Loan Participants’ making their respective Commitments available in respect of the Designated Aircraft, the Maturity Date of all of the Loans in respect of the Designated Aircraft and the expiration or other termination of the Operative Documents.

(f)                                   Non-Parties.  In the case of any Tax Indemnitee that is not a party to this Agreement, the Borrower may require such Tax Indemnitee to agree in writing, in form and substance reasonably acceptable to the Borrower, to perform its obligations under the provisions of this Schedule III before making any payment to such Tax Indemnitee under this Schedule III.

*                                         *                                         *

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE III

4

Schedule 3

Amortization Schedule

[**]

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3

1

EXHIBIT A

[RESERVED]

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A

1

EXHIBIT B

ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT [Hawaiian 717-200 [55001]] dated as of                          ,          between                                                                  (the “Assignee”) and                                                            (the “Assignor”).

RECITALS

WHEREAS, the Assignor is the holder of the Loan Certificate No.          dated                          ,          (the “Assignor’s Loan Certificate”) issued under the Facility Agreement [Hawaiian 717-200 [55001]], dated as of June 27, 2011 (the “Facility Agreement”) between Hawaiian Airlines, Inc. (“Hawaiian”), and Boeing Capital Loan Corporation;

WHEREAS, the Assignor proposes to assign to the Assignee $                         of the $                           Assignor’s Loan Certificate and a pro rata portion of all of the rights and obligations of the Assignor under the Facility Agreement and the other Operative Documents (as defined below) in respect thereof, on the terms and subject to the conditions set forth herein, and the Assignee proposes to accept the assignment of such rights and obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.  Definitions.  Unless otherwise defined herein, terms defined in the Facility Agreement are used herein as therein defined.

Section 2.  Assignment.  The Assignor hereby sells, assigns and transfers to the Assignee effective on                                    (the “Effective Date”), and on the terms and subject to the conditions set forth herein, without recourse to or representation, express or implied, by the Assignor (except as expressly set forth in Section 5 hereof), a $                       portion of the Assignor’s Loan Certificate No.                    (the “Assignor’s Loan Certificate”) and a pro rata portion of the rights and obligations of the Assignor under the Facility Agreement and the other Operative Documents in respect thereof (but not with respect to any indemnity or other claim, interest thereon at the Past Due Rate and breakage amounts, if any, accrued and unpaid as of the Effective Date or thereafter payable to the Assignor in respect of the period prior to the Effective Date), and the Assignee accepts such assignment from the Assignor and assumes all of the obligations of the Assignor accruing from and after the Effective Date under the Facility Agreement and the other Operative Documents relating to the Assignor’s Loan Certificate on such terms and subject to such conditions.  Upon the satisfaction of the conditions set forth in Section 4 hereof, (A) the Assignee shall, on the Effective Date, succeed to the rights and be obligated to perform the obligations of a Loan Participant and Holder under the Facility Agreement and the other Operative Documents, and (B) the Assignor shall be released from its

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EXHIBIT B

1

obligations under the Facility Agreement and the other Operative Documents accrued from and after the Effective Date, in each case to the extent such obligations have been assumed by the Assignee.

Section 3.  Payments.  As consideration for the sale, assignment and transfer contemplated in Section 2 hereof, the Assignee shall pay to the Assignor, on the Effective Date, in lawful currency of the United States and in immediately available funds, to the account specified below its signature on the signature pages hereof, an amount equal to $                              .

Section 4.  Conditions.  This Assignment Agreement shall be effective upon the due execution and delivery of this Assignment Agreement by the Assignor and the Assignee and the effectiveness of the assignment contemplated by Section 2 hereof is subject to (a) the receipt by the Assignor of the payment provided for in Section 3 hereof, (b) the delivery to the Assignee of the Assignor’s Loan Certificate, duly endorsed for [partial] transfer to the Assignee, together with a request in the form attached hereto as Exhibit A that a new Loan Certificate as the Assignor’s Loan Certificate be issued to the Assignee [and Assignor] and (c) satisfaction of the conditions to such transfer set out in Section 16(c) of the Facility Agreement.

Section 5.  Representations and Warranties of the Assignor.  The Assignor represents and warrants as follows:  (a) the Assignor has full power and authority, and has taken all action necessary to execute and deliver this Assignment Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement, and no governmental authorizations or other authorizations are required in connection therewith, (b) the Assignor’s interest in the Assignor’s Loan Certificate is free and clear of any and all Liens created by or through the Assignor, (c) this Assignment Agreement constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms, (d) the Assignor has received no written notice of any Default having occurred and continuing on the date of execution hereof, and (e) the Assignor makes no representations and warranties other than those in (a)-(d) above and consequently assumes no liability or responsibility for the legality, validity, effectiveness, adequacy or enforceability of the Operative Documents or any other documents; the financial condition of the Borrower; the performance and observance by the Borrower of its obligations under the Operative Document or any other documents; or the accuracy of any statements made in or in connection with the Operative Documents or any other documents.

Section 6.  Representations and Warranties of the Assignee.  The Assignee hereby represents and warrants to the Assignor that (a) the Assignee has full power and authority, and has taken all action necessary to execute and deliver this Assignment Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement, and no governmental authorizations or other authorizations are required in connection therewith, (b) this Assignment Agreement constitutes

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EXHIBIT B

2

the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, and (c) the Assignee has fully reviewed the terms of the Operative Documents and has independently and without reliance upon the Assignor and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement.

Section 7.  Further Assurances.  The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment Agreement.

Section 8.  Governing Law.  This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.  Notices.  All communications between the parties or notices in connection herewith shall be in writing, hand-delivered or sent by ordinary mail or facsimile transmitter, addressed as set forth on the signature pages hereof.  All such communications and notices shall be effective upon receipt.

Section 10.  Binding Effect.  This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11.  Interpretation.  The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

Section 12.  Integration of Terms.  This Assignment Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and other writings with respect to the subject matter hereof.

Section 13.  Counterparts.  This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

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3

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNEE]

By:
Name:
Title:

Address for Notices:

Wire Instructions:

[ASSIGNOR]

By:
Name:
Title:

Address for Notices:

Wire Instructions:

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4

Exhibit A
to Assignment Agreement

Request for Loan Certificate and Registration

,

To:                             [Loan Participant]

Ladies and Gentlemen:

We refer to the assignment by                                                          (the “Assignor”), of certain of its rights and obligations with respect to Loan Certificate No.              in the principal amount of $                         (the “Assignor’s Loan Certificate”) to                                                        (the “Assignee”), pursuant to an Assignment Agreement [Hawaiian 717-200 [55001]] dated as of                    ,          between the Assignor and the Assignee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in such Assignment Agreement.  The Assignor hereby delivers the Assignor’s Loan Certificate to Hawaiian.  The Assignor requests Hawaiian to issue to (i) the Assignee a new Loan Certificate (the “New Loan Certificate”) in the principal amount of $                         and (ii) to the Assignor a new Loan Certificate (the “Assignor’s New Loan Certificate”) in the principal amount of $                            , each with a [Delivery Date] issue date.

The Assignor requests Hawaiian to deliver the New Loan Certificate to the Assignee at its address set forth below and to deliver the Assignor’s New Loan Certificate to the undersigned.

Very truly yours,

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name
Title:

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Exhibit A to Assignment Agreement

1

Address for Notices:

Wire Instructions

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Exhibit A to Assignment Agreement

2

EXHIBIT C

[Form of Loan Certificates]

LOAN CERTIFICATE
HAWAIIAN AIRLINES, INC.
CERTIFICATE DUE [        ]
ISSUED IN CONNECTION WITH ONE BOEING MODEL 717-200 AIRCRAFT
WITH MANUFACTURER’S SERIAL NUMBER          AND BEARING
UNITED STATES FEDERAL AVIATION ADMINISTRATION REGISTRATION NO.
AND TWO ROLLS ROYCE DEUTSCHLAND LTD & CO KG MODEL BR 700-715
ENGINES BEARING MANUFACTURER’S SERIAL NUMBERS [      ] AND [      ]

New York, New York

No.:  1

$	[Delivery Date]

Hawaiian Airlines, Inc. (the “Borrower”) hereby promises to pay to                                     , or registered transferees, the principal sum of                                              Dollars, in 96 installments, equal to the amount, and payable on the dates, set forth in Annex A hereto, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full.  Interest shall accrue with respect to each Interest Period at the Fixed Rate and shall be payable in arrears on each Interest Payment Date and on the date this Loan Certificate is paid in full.  This Loan Certificate shall bear interest at the applicable Past Due Rate on any principal hereof, and, to the extent permitted by applicable law, interest and other amounts due hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the Holder hereof.

Interest shall be payable with respect to the first but not the last day of each Interest Period.  Interest shall be calculated on the basis of a year of 365 or 366 days for the actual number of days elapsed.  If any sum payable hereunder falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day; provided that, in the case of principal of and interest hereon payable on an Interest Payment Date, if by virtue of such extension such payment would fall in the next succeeding month, such sum shall be payable on the next preceding Business Day.

All payments of principal, Prepayment Amount (if any), interest and other amounts to be made to the Holder hereof or under the Mortgage and Security Agreement [Hawaiian 717-200 [55001]] dated as of June 27, 2011 (as amended or supplemented from time to time, herein called the “Mortgage”, the terms defined therein and not otherwise defined herein being used herein with the same meanings) between the Borrower and Boeing Capital Loan Corporation, as

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mortgagee, shall be made in accordance with the terms of the Facility Agreement and the Mortgage.

Principal and interest and other amounts due hereon shall be payable in Dollars in immediately available funds prior to 11:00 a.m., New York City time, on the due date thereof, to the Loan Participant at the Payment Office.  All such payments by the Borrower shall be made free and clear of and without reduction for or on account of all wire or other like charges.

The Holder hereof, by its acceptance of this Loan Certificate, agrees that, except as otherwise expressly provided in the Mortgage, each payment received by it in respect hereof shall be applied, first, to the payment of any amount (other than the principal of or interest on this Loan Certificate) due in respect of this Loan Certificate, second, to the payment of interest hereon (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable hereunder) due and payable hereunder, third, to the payment of the principal of this Loan Certificate then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of this Loan Certificate remaining unpaid, in the manner set forth in the last sentence of Section 2.04 of the Mortgage.

The Mortgage Estate is held by the Loan Participant as security, in part, for the Loan Certificates.  Reference is hereby made to the Mortgage and the Facility Agreement referred to therein for a statement of the rights and obligations of the Holder hereof, and the nature and extent of the security for this Loan Certificate and of the rights and obligations of the other Holders, and the nature and extent of the security for the other Loan Certificates, as well as for a statement of the terms and conditions of the trusts created by the Mortgage, to all of which terms and conditions in the Mortgage and such Facility Agreement each Holder hereof agrees by its acceptance of this Loan Certificate.

There shall be maintained a Certificate Register for the purpose of registering transfers and exchanges of Loan Certificates at the Payment Office of the Loan Participant or in the manner provided in Section 2.06 of the Mortgage.  As provided in the Mortgage and subject to certain limitations set forth therein and in the Facility Agreement, this Loan Certificate or any interest herein may, subject to the next following paragraph, be assigned or transferred, and the Loan Certificates are exchangeable for a like aggregate original principal amount of Loan Certificates of any authorized denomination, as requested by the Holder surrendering the same.

Prior to the due presentment for registration of transfer of this Loan Certificate, the Borrower shall deem and treat the person in whose name this Loan Certificate is registered on the Certificate Register as the absolute owner of this Loan Certificate and the Holder for the purpose of receiving payment of all amounts payable with respect to this Loan Certificate and for all other purposes whether or not this Loan Certificate is overdue, and the Borrower shall not be affected by notice to the contrary.

This Loan Certificate is subject to prepayment as permitted by Sections 2.09 and 2.10 of the Mortgage and to acceleration by the Loan Participant as provided in Section 9.01 of the

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2

Mortgage, and the Holder hereof, by its acceptance of this Loan Certificate, agrees to be bound by said provisions.

This Loan Certificate shall be governed by and construed in accordance with the law of the State of New York.

*   *   *

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3

IN WITNESS WHEREOF, the Borrower has caused this Loan Certificate to be executed in its corporate name by its officer thereunto duly authorized, as of the date hereof.

HAWAIIAN AIRLINES, INC.

By:
Its:

By:
Its:

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EXHIBIT C

4

ANNEX A
TO
LOAN CERTIFICATE
SCHEDULE OF PRINCIPAL PAYMENTS

Interest Payment Date (falling on or closest to)	Principal Amount to be paid

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EXHIBIT C

5

EXHIBIT D

[Form of Mortgage]

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EXHIBIT D

1

APPENDIX X

DEFINITIONS AND RULES OF USAGE

(a)           Unless a contrary indication appears, a reference in this Agreement to:

(i)            the “agreed form” of any Operative Document means the form of such Operative Document which on the date hereof has been agreed by the Borrower and the Mortgagee (acting on the instructions of the Loan Participants);

(ii)           any “applicable law” means (a) applicable laws, statutes, decrees, decree laws, acts, codes, regulations, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, unless the context otherwise requires, any instrument passed in substitution therefor or for the purposes of consolidation thereof with any other instrument or instruments, in each case, unless the context otherwise requires, as amended, modified, varied or supplemented from time to time, (b) applicable final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time and (c) applicable orders, guidelines, notices, guidance, rules and regulations of any state or government or any government entity, in each case having the force of law;

(iii)          any person includes its and any subsequent successors in title, permitted assigns and permitted transferees;

(iv)          “assets” includes present and future properties, revenues and rights of every description;

(v)           “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)          an “Operative Document” or any other agreement or instrument is a reference to that Operative Document or other agreement or instrument as amended, supplemented or novated in accordance with the terms thereof and of this Agreement or any other Operative Document, together with all exhibits, schedules and other attachments thereto;

(vii)         a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self regulatory or other authority or organization;

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1

(viii)        a reference to a “third party” is a reference to any person other than a Party;

(ix)          a reference to a “Schedule” is a reference to such Schedule as it may be amended from time to time in accordance herewith;

(x)           unless the context shall otherwise require, a provision of law is a reference to that provision as amended or re enacted; and

(xi)          a time of day is, unless stated otherwise, a reference to New York time.

(b)           Section and Schedule headings are for ease of reference only.

(c)           Unless a contrary indication appears, a term used in any other Operative Document or in any notice given under or in connection with any Operative Document has the same meaning in that Operative Document or notice as in this Agreement.

(d)           “$” and “dollars” denote the lawful currency of the United States of America.

DEFINED TERMS

“Additional Parts” has the meaning set forth in Section 4.03 of the Mortgage.

“Additional Insured(s)” is defined in Paragraph D(i) of Schedule 1 to the Mortgage.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or under common control with, such Person.  The term “control” means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“After-Tax Basis” means, with respect to any payment to be received (actually or constructively) by a Person, the amount of such payment plus a further payment or payments so that the net amount received (actually or constructively) by such Person, after deducting from such payments the amount of all Taxes imposed on such Person by any government or taxing authority with respect to such payments (net of any current credits, deductions or other Tax benefits arising from the actual or constructive payment by such Person of any amount, including Taxes, with respect to the payment received or arising by reason of the receipt or accrual (computed at the highest marginal rate then applicable to such Person) by such Person of the payment received) is equal to the original payment required to be received.

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2

“Aircraft” means the Airframe together with the two Engines referenced in the Mortgage Supplement relating to the Airframe (or any Replacement Engine substituted therefor) and including buyer furnished equipment, whether or not such Engines are installed on the Airframe or any other airframe, and, where the context permits, all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect to the foregoing property.

“Aircraft Purchase Agreement” means the Purchase Agreement (15 Boeing 717-200 Aircraft), dated as of June 27, 2011, entered into among the Seller, Wells Fargo Bank Northwest, National Association, BCC Equipment Leasing Corporation, MDFC Spring Company and the Borrower, including for the avoidance of doubt all attachments, exhibits and schedules thereto.

“Aircraft Manufacturer” means The Boeing Company, in its capacity as manufacturer of the Aircraft.

“Airframe” means:  (i) the Boeing 717-200 aircraft (excluding Engines or engines from time-to-time installed thereon) specified by United States Registration Number and Manufacturer’s Serial Number in a particular Mortgage Supplement relating to this Mortgage; (ii) any and all related Parts; and (iii) any Replacement Airframe while may from time to time be substituted for the Airframe then subject to this Mortgage pursuant to Section 5.01(b) hereof.

“Assigned Warranties” means all right, title and interest of the Borrower in, to and under such warranties as may exist from time to time with respect to the Airframe and/or the Engines.

“Aviation Authority”  means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Governmental Body under and in accordance with Section 3.01(b), such other Governmental Body.

“Aviation Law” means the Federal Aviation Act, or such other applicable law of any jurisdiction in which the Aircraft is registered.

“Bills of Sale” means the FAA Bill of Sale and a Warranty Bill of Sale in favor of Borrower in respect of the Aircraft.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, New York and Honolulu, Hawaii.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment that were signed in Cape Town, South Africa on November 16, 2001, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications and revisions thereto, as in effect under the laws of the United States of America as a contracting state.

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3

“Certificate Register” has the meaning specified in Section 2.06 of the Mortgage.

“Change in Law” means the occurrence, after the date of the Facility Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Civil Reserve Air Fleet Program” or “CRAF” means the Civil Reserve Air Fleet Program administered by the U.S. Government or any substantially similar program.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” has the meaning specified in Section 1 of the Facility Agreement.

“Commitment Termination Date” has the meaning specified in Section 1 of the Facility Agreement.

“Default” means any event which with the giving of notice or the lapse of time or both if not timely cured or remedied would become an Event of Default pursuant to Article VIII of the Mortgage.

“Delivery Date” means the date of the initial Mortgage Supplement for the Aircraft, which date shall be the date the Loan Participant delivers the Loan in respect of the Aircraft to or for account of the Borrower.

“DERA” means a deregistration power of attorney in respect of the Aircraft by a Lessee in favor of the Mortgagee (if applicable).

“Dollars”, “Dollar” and “$” means the lawful currency of the United States of America.

“Engine” means (i) each of the two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines listed by Manufacturer’s Serial Numbers in the initial Mortgage Supplement for the Aircraft, whether or not from time to time installed on the Airframe or any other airframe; (ii) any Replacement Engine which may from time to time be substituted for any Engine pursuant to the terms hereof; and (iii) in each case, any and all related Parts.  The term

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APPENDIX X

4

“Engines” means, as of any date of determination and in respect of the Airframe or Aircraft, both Engines then subject to the lien hereof and relating to the Aircraft or Airframe.  An Engine is “related” to the Airframe/Aircraft in respect of which it shares a common Mortgage Supplement.  Except as otherwise set forth herein, at such time as a Replacement Engine shall be substituted for an Engine pursuant to the terms hereof, such replaced Engine shall cease to be an Engine hereunder.

“Engine Manufacturer” means Rolls Royce Deutschland Ltd & Co KG.

“Event of Default” has the meaning specified in Article VIII of the Mortgage.

“Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:  (i) the loss of such property, or of the use thereof, due to the destruction of or damage to such property which renders repair uneconomical or which renders such property permanently unfit for normal use by the Borrower for any reason whatsoever; (ii) any damage to such property which results in the receipt of insurance proceeds with respect to such property on the basis of an actual, constructive or compromised total loss; (iii) theft, hijacking or disappearance of such property for a period in excess of 180 days (or, if earlier, the date on which the Borrower has confirmed to the Mortgagee in writing that it cannot recover such property); (iv) the confiscation, condemnation, or seizure of, or requisition of (x) title to such property by any governmental or purported governmental authority or (y) use by any governmental or purported governmental authority for a period in excess of 90 consecutive days (other than a requisition of use by the government of the United States of America or any agency or instrumentality thereof which bears the full faith and credit of the government of the United States of America and such requisition for use is for a period in excess of 180 consecutive days); (v) as a result of any law, rule, regulation, order or other action by the FAA or other similar governmental body of the government of registry of the Aircraft having jurisdiction, use of such type of property in the normal course of the business of air transportation shall have been prohibited for a period of twelve consecutive months; and (vi) any event treated as an Event of Loss pursuant to Section 3.03(d).

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the related Airframe.

“Excluded Parts” means any audio-visual, entertainment, telephonic or other passenger convenience equipment owned by third parties (or owned jointly by the Borrower and others) and leased or otherwise furnished to the Borrower in the ordinary course of business.

“Excluded Taxes” means, with respect to a Tax Indemnitee or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income or capital (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes) and branch profits Taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of a Loan Participant, its Facility Office in such

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APPENDIX X

5

jurisdiction and (b) in the case of a Non-U.S. Loan Participant, (i) any U.S. federal withholding Tax that is imposed on amounts payable to such Non-U.S. Loan Participant at the time such Non-U.S. Loan Participant becomes a party to the Facility Agreement (or designates a new Facility Office), except (x) to the extent that such Non-U.S. Loan Participant (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Facility Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to paragraph (d) of Schedule III to the Facility Agreement or (y) if such Non-U.S. Loan Participant is an assignee pursuant to a request by the Borrower under paragraph (d)(ix) of Schedule III to the Facility Agreement or pursuant to any other request of the Borrower, or pursuant to any other provision in any Operative Document, or (ii) is attributable to such Non-U.S. Loan Participant’s failure to comply with paragraph (d)(iii) or (d)(iv) of Schedule III to the Facility Agreement and (c) in the case of any Tax Indemnitee, any U.S. federal withholding Tax that is imposed on amounts payable to such Tax Indemnitee under Section 1471 of the Code or under Section 1472 of the Code attributable to such Tax Indemnitee’s failure to comply with the requirements of Section 1472 of the Code.

“Existing Lease” means certain Lease Agreement N488HA, dated as of December 22, 2008, as supplemented by that certain Lease N488HA Supplement No. 1, dated December 24, 2008 (as the same may be further amended, supplemented or otherwise modified from time to time), pursuant to which Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee has leased the Aircraft to the Borrower.

“Expense” or “Expenses” means any and all liabilities, losses, damages, penalties, claims, actions, suits, out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of whatever kind and nature but excluding internal costs and expenses such as salaries, any amounts that would be included in Prepayment Amount, and overhead of whatsoever kind and nature.

“FAA Bill of Sale” means, for the Aircraft (if FAA-registered), a bill of sale on AC Form 8050-2 or such other form as may be approved by the FAA in favor of the Borrower from the Seller in respect of the Aircraft.

“FAA War Risk Policy” is defined in paragraph C(2) of Schedule 1 to the Mortgage.

“Facility Agreement” means that certain Facility Agreement [Hawaiian 717-200 [55001]], dated as of June 27, 2011, between the Borrower and the Loan Participant, as such Facility Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

“Facility Office” means the office or offices notified by a Loan Participant to the Mortgagee and the Borrower in writing on or before the date it becomes a Loan Participant (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

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APPENDIX X

6

“Federal Aviation Act” means part A of subtitle VII of Title 49 of the United States Code, or any successor provision.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

“Federal Reserve Bank” means any Federal Reserve Bank of the United States.

“FedWire” means the funds transfer system used to transfer reserve balances for immediately available credit among the member banks of the United States Federal Reserve System.

“Fixed Rate” is defined in Schedule 5 to the Mortgage.

“Foreign Air Carrier” means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, the Airframe and/or any Engine to standards which are approved by, or which are substantially equivalent to those required by, the FAA, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l’Aviation Civile of the French Republic, the Luftfahrt-Bundesamt of the Federal Republic of Germany, the Nederlandse Luchtvaart Authoriteit of the Kingdom of the Netherlands, the Ministry of Transportation of Japan, the Federal Ministry of Transport of Canada, the Office Federal de l’Aviation Civile of the Swiss Confederation, the Civil Aviation Safety Authority of Australia, the Federal Ministry of Transport, Innovation and Technology of Austria, the Service Public Fédéral Mobilité et Transports of Belgium, the Civil Aviation Authority of Denmark, the Irish Aviation Authority, Ente Nazionale per l’Aviazione Civile (Italy), the Civil Aviation Authority of New Zealand, the Civil Aviation Authority of Norway or the Swedish Transport Agency (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

“Funding Date” has the meaning specified in Section 2(b) of the Facility Agreement.

“GAAP” means (a) generally accepted accounting principles applicable in the United States of America as in effect from time to time or (b) International Financial Reporting Standards and International Accounting Standards (and interpretations thereof) published by the International Accounting Standards Board, as in effect at the relevant time, and, in each case as applied by the Borrower in the preparation of its public financial statements.

“Governmental Body” means (a) any federal, state or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

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“Holder” means, at any time, any holder of one or more Loan Certificates.

“Holdings” means Hawaiian Holdings, Inc., a Delaware corporation.

“Illegality Event” means the occurrence of any of the following events or circumstances:

(a)           it becomes unlawful or contrary to any applicable law for any party to any of the Operative Documents to perform any of its material obligations under the Operative Documents and/or to continue as a party to any of the Operative Documents; or

(b)           all or any material part of any Operative Document becomes void, illegal, invalid, unenforceable or of limited force and effect.

“Inchoate Liens” mean any Permitted Lien of the type described in clauses (i), (ii), (iii), (v) or (vi) of Section 7.01, except that “Inchoate Liens” shall not include any such Lien that is a Lien of record, whether filed with the FAA or any other applicable aviation authority, filed pursuant to the Uniform Commercial Code in any applicable jurisdiction or registered with the International Registry.

“Indemnitee” or “Indemnitees” means the Loan Participants, the Mortgagee and each of their respective affiliates, officers, directors, agents, employees and servants and the respective successors and assigns of each of the foregoing.

“Interest Payment Date” means, each monthly anniversary date of the Funding Date (or if there is no comparable day in any applicable month, the last day of such month); provided that, if any such date shall not be a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Interest Payment Date shall be the next preceding Business Day.  The Interest Payment Dates shall be the dates specified in the amortization schedule relating thereto attached to the Mortgage Supplement (subject to modification by the above proviso).

“Interest Period” means (a) initially, the period commencing on the Funding Date for the Aircraft and ending on the first Interest Payment Date thereafter and (b) thereafter, each successive one month (or other applicable) period commencing on the final day of the preceding Interest Period and ending on the next succeeding Interest Payment Date; provided that, for interest accrual purposes only, there shall be no adjustment for period end dates as provided in the definition of Interest Payment Date.

“international interest” is defined in the Cape Town Convention.

“International Registry” is defined in the Cape Town Convention.

“Lease” means any lease agreement permitted by the terms of Section 3.03 hereof.

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“Lease Assignment” means, for any Lease with a term exceeding 12 months (including mandatory renewals and extensions), an instrument evidencing the collateral assignment thereof in favor of the Mortgagee, which shall be (together with any associated Lessee consent) in for and substance reasonably satisfactory to the Loan Participants.

“Lessee” means any lessee under a Lease.

“Lien” means any mortgage, pledge, lien, claim, encumbrance, lease, security interest or other lien of any kind on property.  “Lien” shall include any interest registered on the International Registry other than the Borrower’s ownership interest registered on the International Registry as a contract of sale with respect to the Aircraft.

“Loans” means the loan(s) made by the Loan Participant to the Borrower pursuant to Section 2 of the Facility Agreement.

“Loan Certificate” means a loan certificate issued pursuant to Section 2.02 of this Mortgage and any such certificates issued in exchange or replacement therefor pursuant to Section 2.06 or 2.07 of this Mortgage.

“Loan Participant” means each Holder initially a party to the Facility Agreement, and its successors and permitted assigns.

“Loan Participant Lien” means any Lien which arises from acts or claims against a Loan Participant.

“Maintenance Program” means the maintenance program for the Aircraft of the Borrower (or any applicable Lessee) which is approved by the aviation authority in the country of registry of the Aircraft.

“Majority in Interest of Holders” means, as of any date of the determination thereof, (i) if no amount in respect of any Loan is then outstanding, a Loan Participant or Loan Participants whose Commitments aggregate more than fifty per cent (50%) of the aggregate Commitments of all Loan Participants, or (ii) otherwise, the Holders of more than 50% in aggregate outstanding principal amount of all Loan Certificates.  For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of any Loan Certificates, there shall be excluded all Loan Certificates, if any, held by the Borrower or any Affiliate thereof.

“Material Adverse Change” means a material adverse change in the Borrower’s financial condition that, in the opinion of the Majority in Interest of Holders, materially adversely affects the Borrower’s ability to perform its obligations under the Operative Documents.

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“Maturity Date” means the final Interest Payment Date set forth on Schedule 1 or Schedule 2 to the initial Mortgage Supplement relating to, and on the Loan Certificates.

“Mortgage” and “this Mortgage” mean this Mortgage and Security Agreement [Hawaiian 717-200 [55001]], including any Mortgage Supplement and each other supplement from time to time entered into pursuant hereto.

“Mortgage Documents” means, collectively, this Mortgage, and the Mortgage Supplement.

“Mortgage Estate” means the “Mortgage Estate” as defined in the Granting Clause hereof.

“Mortgage Supplement” means a supplement to this Mortgage substantially in the form of Exhibit A, which shall particularly describe the Airframe and associated Engines, or any Replacement Airframe or Replacement Engine, included in the property of the Borrower covered by this Mortgage, or any other supplement hereto.

“New 717 Leases” shall mean the lease agreements relating to three Boeing model 717 Aircraft bearing serial numbers 55181, 55175 and 55184, respectively, to be entered into between Borrower, as lessee, and Wells Fargo National Bank Northwest, National Association, not in its individual capacity but solely as owner trustee of trusts beneficially owned by BCC Equipment Leasing Corporation, as lessor.

“Non-U.S. Loan Participant” means a Loan Participant that is not a “United States person” as such term is defined in Section 7701(a)(30) of the Code.

“Non-U.S. Person” means any Person other than (i) a citizen or resident of the United States of America (for purposes of this definition, the “United States”), (ii) a corporation, partnership, limited liability company or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income.

“Obsolete Part Amount” has the meaning specified in Section 1 of the Facility Agreement.

“OECD” means the Organization of Economic Cooperation and Development.

“Operative Documents” means the Facility Agreement, the Mortgage, the Mortgage Supplement, the Loan Certificates and the DERA (if applicable), and any amendments or supplements of any of the foregoing.

“Original Amount” with respect to a Loan Certificate, means the stated original principal amount of such Loan Certificate.

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“Original Financial Statements” means the audited consolidated financial statements of Holdings for the fiscal year ended December 31, 2010 and the unaudited consolidated financial statements of Holdings for the fiscal quarter ended March 31, 2011.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than Engines or engines and Excluded Parts), which are from time to time incorporated or installed in or attached to the Airframe or any Engine and all such items which are subsequently removed therefrom so long as the Lien of this Mortgage shall cover the same pursuant to the terms hereof.

“Past Due Rate” means the Fixed Rate plus [**]; provided that in each case such rate shall not exceed the maximum interest rate permitted by law.

“Payment Office” means the bank and account number referred to in Schedule I to the Facility Agreement.

“Permitted Investment” means each of (i) obligations of, or guaranteed by the U.S. Government or agencies of either thereof entitled to the full faith and credit of the U.S. Government, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any member of the European Union rated at least P-1 or its equivalent by Moody’s Investors Service Inc. (“Moody’s”) or at least A-1 or its equivalent by Standard & Poor’s (“S&P”), (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or any member of the European Union or of any political subdivision thereof having a combined capital and surplus in excess of $250,000,000.00 which banks or their holding companies have a rating of A or its equivalent by Moody’s or S&P; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank’s capital and surplus, (iv) repurchase agreements with any financial institution meeting the standards set forth in clause (iii) above with any of the obligations described in clauses (i) through (iii) as collateral, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s, and (vi) shares of any money market mutual fund that (A) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (vi) above, (B) has net assets of not less than $500,000,000, and (C) has the highest rating obtainable from either S&P or Moody’s; provided that any such investment shall be denominated in Dollars and shall mature within 30 days from the date of making such investment.

“Permitted Lessee” means (i) any United States air carrier as to which there is in force at the time of entering into such sublease or other transfer a certificate issued pursuant to 49 U.S.C. 44705 or any successor provisions that give like authority; (ii) any foreign air carrier that is principally based in a country listed in Schedule 2 to the Mortgage or in any other country approved by the Mortgagee (which approval shall not be unreasonably withheld); (iii) the U.S.

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government or any political subdivision, instrumentality or agency thereof or the government of the country in which the Aircraft is registered or any political subdivision, instrumentality or agency thereof; or (iv) any major aircraft or engine manufacturer or affiliate thereof; provided in the case of an affiliate, the manufacturer guarantees the obligations of such affiliate.

“Permitted Lien” means any Lien permitted under Section 7.01.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prepayment Amount” means, with respect to any prepayment of a Loan Certificate, or portion thereof, the cost and economic loss incurred by the Holder of such Loan Certificate, as a result of such prepayment, which shall be calculated by reference to (i) the excess, if any, of the present value of the remaining payments under such Loan Certificate, discounted at a rate equal to the published contract maturity rate for U.S. Treasury securities or the daily treasury yield curve for a maturity equal to the remaining average weighted life of such Loan Certificate, as determined by the Loan Participant, over the principal amount of such Loan Certificate being prepaid and (ii) the cost to such Holder of replacing any long term funding arrangements entered into by such Holder (based upon any increase such Holder’s funding costs from the date such Holder acquired its Loan Certificate and the date of such prepayment).  In no event shall the Prepayment Amount be less than zero.

“Related Aircraft” means each Boeing 717-200 aircraft listed on Schedule 4 hereto, which is subject to the security interest of the Related Mortgage.

“Related Event of Default” means an “Event of Default” under and as defined in the Related Mortgage.

“Related Loan Agreement” means each Facility Agreement pursuant to which the Loan Participant has financed Borrower’s acquisition of a Related Aircraft; provided, that, any such agreement shall cease to be a “Related Loan Agreement” when the Related Mortgage for the applicable Related Aircraft ceases to be a “Related Mortgage.”

“Related Loan Certificates” means the Loan Certificates issued under the Related Loan Agreements.

“Related Mortgage” means each Mortgage and Security Agreement between the Borrower and the Mortgagee pursuant to which Borrower has granted a security interest over a Related Aircraft (and related collateral), to secure Borrower’s applicable Related Secured Obligations; provided that such agreement shall cease to be a “Related Mortgage” (and all provisions in this Mortgage relating to any Related Event of Default or Related Secured Obligations by reference to such Related Mortgage shall cease to be of any force and effect) if the Loan Participant on the Delivery Date (and/or any of its Affiliates) shall not hold,

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collectively, at least (i) 50% of the Loan Certificates and (ii) 50% of the “Loan Certificates” under and as defined under such Related Mortgage.

“Related Secured Obligations” means the “Secured Obligations” under and as defined in each Related Mortgage.

“Replacement Aircraft” means any aircraft substituted for the Aircraft pursuant to Section 10.01.

“Replacement Airframe” means any airframe substituted for the Airframe pursuant to Section 10.01.

“Replacement Engine” means any engine substituted for an Engine pursuant to Section 10.01.

“Responsible Officer” means, with respect to the Borrower, any corporate officer who, in the normal performance of his or her responsibilities, with respect to the subject matter of any covenant, agreement or obligation of the Borrower pursuant to any Operative Document, would have responsibility for and knowledge of such matter and the requirements of any Operative Document with respect thereto.

“Secured Obligations” has the meaning set forth in the Granting Clause of this Mortgage.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning specified in the second whereas clause of the Facility Agreement.

“Special Default” means an Event of Default or a Default under any of Section 8.01, 8.02, 8.06 or 8.07.

“Stipulated Insured Amount” means, as of any date of determination, an amount equal to 115% of the aggregate principal amount then outstanding on the Loan Certificates.

“Subsidiary” means, as to any Person, any other Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by such first Person and/or by one or more other Subsidiaries.

“Tax” means all present and future fees (including, without limitation, license, documentation and registration fees), taxes, levies, imposts, withholdings, deductions, duties or charges of any nature whatsoever, and wheresoever imposed or withheld, including (without limitation) value added tax or any other tax in respect of added value  (including, without limitation, goods and services, sales and harmonized sales taxes) and any franchise, transfer,

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sales, use, business, occupation, excise, income, gross receipt, personal property, real property, stamp or other tax, in each case imposed by any taxing or governmental authority or agency, together with any penalties, additions to tax, fines or interest thereon (and “Taxes” and “Taxation” shall be construed accordingly).

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Indemnitee” means the Mortgagee, the Loan Participants, and the respective successors and permitted assigns of each of the foregoing Persons and shall also include any combined, consolidated or affiliated tax group of which any such person is or shall become a member and any member of such group.

“U.S. Air Carrier” means any United States air carrier which is a “citizen of the United States” (as defined in 49 U.S.C. § 40102(a)(15)) holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 (or the equivalent authority issued by the Civil Aeronautics Board under the predecessor regulatory laws, rules and regulations) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States of America, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Operative Documents.

“Unscheduled Prepayment” means any voluntary or required payment or prepayment of all or any part of a Loan on any date other than a payment of the scheduled principal payments thereon on any Interest Payment Date or the Maturity Date.

“War Risk Insurance” has the meaning assigned to such term in Paragraph C of Schedule 1 to the Mortgage.

“Warranty Bill of Sale” means, for the Aircraft, a full warranty bill of sale in favor of the Borrower from the Aircraft Manufacturer in respect of the Aircraft.

“Wet Lease” means any arrangement whereby the Borrower or any Lessee agrees to furnish the Aircraft, Airframe or Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be under the operational control, and full ownership, of the Borrower or such Lessee and shall be maintained, insured and otherwise used and operated in accordance with the provisions hereof, provided that such insurance with respect to legal liabilities for passenger and cargo may be on a contingent basis for the duration of any such arrangement as

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long as such wet lessee under such arrangement maintains primary coverage for such insurance in favor of the Mortgagee and the Borrower in accordance with the terms and conditions of this Mortgage, provided further that the Borrower’s obligations under this Mortgage (except with respect to legal liability insurance as set forth in the preceding proviso) shall continue in full force and effect notwithstanding any such arrangement and the Aircraft remains registered in the United States.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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